UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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MENTOR GRAPHICS CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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2014 PROXY STATEMENT

MENTOR GRAPHICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

to be held at

8005 S.W. Boeckman Road

Wilsonville, Oregon 97070-7777

on June 11, 2014, at 5:00 p.m.

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Mentor Graphics Corporation. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

Whether or not you plan to attend the meeting, we encourage you to read Mentor’s proxy materials and vote your proxy.

We thank you for your continued support and interest in the company.

On behalf of the Board of Directors,

Walden C. Rhines

Chairman of the Board and Chief Executive Officer

MENTOR GRAPHICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 11, 2014

To the Shareholders of Mentor Graphics Corporation:

The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Wednesday, June 11, 2014 at 5:00 p.m., Pacific Daylight Time, at our principal executive offices located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 (the “Annual Meeting”), for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To conduct a shareholder advisory vote on executive compensation;

3.	To amend the Company’s 1987 Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors;

4.	To amend the Company’s 2010 Omnibus Incentive Plan to increase the number of shares reserved for issuance under the plan;

5.	To amend the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the plans;

6.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2015; and

7.	To transact any other business that may properly come before the meeting.

The above items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 7, 2014 are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. The Company cordially invites all shareholders to attend the meeting in person. Whether or not you personally plan to attend, please take a few minutes now to vote by telephone or by Internet by following the instructions on the proxy card, or to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

Sincerely,

Dean Freed

Vice President, General Counsel and Secretary

Wilsonville, Oregon

May 12, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 11, 2014:

The Notice of Annual Meeting, the Proxy Statement and the Annual Report/Form 10-K are available at

www.mentor.com/company/investor_relations/filings/index.cfm

Mailed to Shareholders on

or about May 12, 2014

MENTOR GRAPHICS CORPORATION 8005 S.W. Boeckman Road Wilsonville, Oregon 97070-7777

PROXY STATEMENT

Mentor Graphics Corporation (“Mentor” or the “Company”) is soliciting the enclosed proxy card for use at its Annual Meeting of Shareholders to be held Wednesday, June 11, 2014 at 5:00 p.m., Pacific Daylight Time, or at any adjournment of that meeting (the “Annual Meeting”). The Company will hold the Annual Meeting at its principal executive offices located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. The Company’s telephone number at its principal executive offices is (503) 685-7000.

Procedural Matters

Shareholders of record at the close of business on April 7, 2014 are entitled to notice of, and to vote at, the meeting. At the record date, 114,060,627 shares of Mentor Graphics Corporation Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see “Information Regarding Beneficial Ownership of Principal Shareholders and Management.”

Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given. If you are a shareholder of record, please vote by telephone or by Internet by following the instructions on the proxy card or sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your shares are not held in your name, but rather held in an account at a brokerage firm, bank or other nominee (this is called “street name”), please follow the instructions provided by your bank, broker or other nominee to vote or to change your vote. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee.

ELECTION OF DIRECTORS

(Proposal No. 1)

The directors of the Company are elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for director are listed below together with certain information about each of them. Each nominee other than Jeffrey M. Stafeil is currently serving as a director of the Company. Each of the nominees has agreed to be named in this Proxy Statement and to serve as a director if elected. Current director Kevin C. McDonough, who has served on the Board for fifteen years, is not nominated for re-election this year. Mr. McDonough has made a wide variety of contributions to the company as an expert in design technology and as an experienced leader in the semiconductor business. The Board would like to thank him for his fifteen years of service and wish him well in his future pursuits.

Name	Age	Director Since	Shares of Common Stock Beneficially Owned as of April 7, 2014
			Number of Shares		Percent of Total
Keith L. Barnes	62	2012	13,956	(1)	*
Sir Peter L. Bonfield	69	2002	66,835	(2)	*
Gregory K. Hinckley	67	2000	1,091,866	(3)	*
J. Daniel McCranie	70	2012	17,187	(1)	*
Patrick B. McManus	74	2003	132,335	(4)	*
Walden C. Rhines	67	1993	1,201,929	(5)	1.0
David S. Schechter	38	2011	26,835	(1)	*
Jeffrey M. Stafeil	44	—	0		0

*	Less than 1%

(1)

Includes 4,958 shares subject to restricted stock units under which shares are issuable within 60 days of April 7, 2014. Also includes 7,272 shares subject to restricted stock units under which shares become issuable upon leaving the Board for any reason.

(2)

Includes 12,000 shares subject to options exercisable within 60 days of April 7, 2014 and 4,958 shares subject to restricted stock units under which shares are issuable within 60 days of April 7, 2014. Also includes 7,272 shares subject to restricted stock units under which shares become issuable upon leaving the Board for any reason.

(3)	Includes 687,998 shares subject to options exercisable within 60 days of April 7, 2014.

(4)

Includes 82,800 shares subject to options exercisable within 60 days of April 7, 2014 and 4,958 shares subject to restricted stock units under which shares are issuable within 60 days of April 7, 2014. Also includes 4,200 shares subject to options that become exercisable upon leaving the Board for any reason and 7,272 shares subject to restricted stock units under which shares become issuable upon leaving the Board for any reason.

(5)	Includes 827,317 shares subject to options exercisable within 60 days of April 7, 2014.

Business Experience and Qualifications of Nominees:

Dr. Walden C. Rhines

Dr. Rhines has been Chairman of the Board and Chief Executive Officer of the Company since 2000, and was President and Chief Executive Officer of the Company from 1993 to 2000. He is currently a director of TriQuint Semiconductor, Inc. (a manufacturer of semiconductors), and served as a director of Cirrus Logic, Inc. (a manufacturer of semiconductors) from 1995 to 2009. Dr. Rhines is currently vice chair of the Electronic Design Automation Consortium and has served five two-year terms as chair. He is also a board member of the Semiconductor Research Corporation. He has previously served as chair of the Semiconductor Technical Advisory Committee of the Department of Commerce, and as a member of the boards of directors of the Computer and Business Equipment Manufacturers’ Association (CBEMA), SEMI-Sematech/SISA (a semiconductor equipment suppliers board), University of Michigan National Advisory Council, Lewis and Clark College and SEMATECH. Prior to joining Mentor, Dr. Rhines was Executive Vice President, Semiconductor Group of Texas Instruments Incorporated from 1987 to 1993. During a 21-year career at Texas Instruments, he held numerous executive and management positions. He is co-inventor of a patented invention that is fundamental to solid state lighting and DVDs.

Dr. Rhines is nominated for election because he is our CEO, has extensive executive management experience, and has deep and broad knowledge of the semiconductor and electronics design industries.

Gregory K. Hinckley

Mr. Hinckley has been President of the Company since 2000, and was Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company from 1997 to 2000. He continued to function as the Company’s Chief Financial Officer from 2000 to July 2007, and again became the Chief Financial Officer in December 2008. He is a director of Super Micro Computer, Inc. (a server board, chassis and server systems supplier), and SI Bone, Inc. (a privately held medical device company). Until 2013, Mr. Hinckley was a director of Intermec, Inc. (a provider of integrated system solutions). Prior to joining Mentor, Mr. Hinckley was Vice President, and then Senior Vice President, of VLSI Technology, Inc. (a semiconductor company) from 1992 to 1997.

Mr. Hinckley is nominated for election because he is our Chief Operating Officer and has broad business management experience with technology companies.

Keith L. Barnes

Mr. Barnes has been self-employed as a private investor since June 2011. From 2006 through December 2010, Mr. Barnes served as member of the Board of Directors and President and Chief Executive Officer of Verigy Ltd. (a provider of advanced semiconductor test solutions). He continued to serve as Verigy’s Chairman of the Board until its acquisition in June 2011 by Advantest. From 2003 through 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc. (an integrated circuit probe manufacturer) located in San Jose, California. From August 2002 to October 2003, Mr. Barnes was Vice Chairman of the Board of Directors of Oregon Growth Account and a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc. (IMS) (a manufacturer of engineering test stations and test software) from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming CEO of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes currently serves on the Board of Directors of JDS Uniphase Corporation (a provider of communications test and measurement solutions and optical products), Spansion, Inc. (a semiconductor manufacturer) and Knowles Corporation (a supplier of advanced micro-acoustic, specialty components and human interface solutions). Mr. Barnes previously served on the Board of Directors of Cascade Microtech, Inc. (a developer of wafer probe solutions) and Intermec, Inc.

Mr. Barnes is nominated for election because he has extensive CEO experience, and has deep and broad knowledge of the electronic design automation and semiconductor related industries.

Sir Peter Bonfield

Sir Peter Bonfield has been a self-employed international business advisor since 2002 and has been Chairman of NXP Semiconductor N.V. (a semiconductor company) since 2006. He served as Chairman of the Executive Committee and Chief Executive Officer of British Telecommunications PLC (a provider of telecom services) from 1996 to 2002 and before that served as Chairman and Chief Executive Officer of ICL plc (a UK-based information technology company). Sir Peter is a director of Sony Corporation (a worldwide provider of electronics, games, music, movies and financial services), Taiwan Semiconductor Manufacturing Company Ltd. (a manufacturer of semiconductors), and Telefonak-tiebolaget LM Ericsson (a telecommunications equipment manufacturer). He is Chair of Council and Senior Pro-Chancellor for Loughborough University in the United Kingdom and is a Board Director for the East West Institute and Global Logic located in the United States. He is a senior advisor to N.M. Rothschild London and a member of the advisory boards of the Longreach Group and New Venture Partners. He also serves as a board mentor to CMi. He previously served as a director of AstraZeneca PLC (a pharmaceuticals company) from 1995 to 2007. He has received numerous honors for his contributions to business, including a knighthood, and is a fellow of the Royal Academy of Engineering.

Sir Peter is nominated for election because he has extensive international business and CEO experience.

J. Daniel McCranie

Since January 2014, Mr. McCranie has been the Executive Vice President of Sales and Applications for Cypress Semiconductor Corporation (a supplier of diversified, broadline semiconductor products). From September 2010 to January 2014, Mr. McCranie was self-employed as a private investor. Mr. McCranie has served as Chairman of the Board for ON Semiconductor Corporation (a supplier of semiconductors) since August 2002 and as a Director for ON Semiconductor Corporation since November 2001. Mr. McCranie is also Chairman of the Board for Freescale Semiconductor Holdings I, Ltd. (a semiconductor manufacturer) and serves on the board of directors of Cypress Semiconductor Corporation. From October 2008 to September 2010, Mr. McCranie served as Executive Chairman of Virage Logic (a provider of semiconductor intellectual property). Previously, Mr. McCranie served at Virage Logic as President and Chief Executive Officer from January 2007 to October 2008, Executive Chairman from March 2006 to January 2007, and Chairman of the Board of Directors from August 2003 to March 2006. From 1993 until 2001, Mr. McCranie was employed in various positions, including as Executive Vice President, Marketing and Sales, with Cypress Semiconductor Corporation. From 1986 to 1993, Mr. McCranie was President, Chief Executive Officer and Chairman of SEEQ Technology, Inc. (a manufacturer of semiconductor devices). Within the last five years, Mr. McCranie also served on the board of directors of Actel Corporation (a designer and provider of field programmable gate arrays and programmable system chips).

Mr. McCranie is nominated for election because of his nearly 40 years of sales and marketing experience in the semiconductor and communications industries, including management experience as a CEO of two publicly held semiconductor companies.

Patrick B. McManus

Mr. McManus has been self-employed as a private investor since 1987. He was Chief Financial Officer of Charles Schwab Corporation from 1984 to 1987, and Chief Financial Officer of various companies prior to 1984 including Univest, Pacific Express Airlines, Acurex Solar Corporation and Itel Corporation. Earlier in his career, he was controller of the African and Middle East division of Singer Corporation.

Mr. McManus is nominated for election because he has strong financial credentials that he brings to his role as Chair of our Audit Committee, and broad business experience, including international experience.

David S. Schechter

Mr. Schechter currently is responsible for co-executing an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages third party investment funds. Prior to April 2010, Mr. Schechter served as a Managing Director for Icahn Capital LP and in a variety of investment advisory roles for Mr. Icahn since 2004, providing investment and strategic advice across multiple industries, asset classes, and geographies. Mr. Schechter serves on the board of directors of Nuance Communications, Inc. (a provider of voice and language software solutions). Mr. Schechter previously served as a director of XO Communications (a telecommunications company), Federal Mogul Corporation (an automotive and industrial equipment supplier), The Hain Celestial Group, Inc. (a natural and organic food and personal care products company) and WebMD Health Corp. (an online health information services provider). With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls the company or (ii) has an interest in the company through the ownership of securities. Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as a Vice President of Global Special Situations at Citigroup, a unit responsible for making proprietary investments in distressed situations.

Mr. Schechter is nominated for election because he brings significant finance and investment experience to the Board. He has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies.

Jeffrey M. Stafeil

Mr. Stafeil has been Executive Vice President and Chief Financial Officer of Visteon Coporation, a global supplier of automotive components, since 2012. He joined Visteon Corporation from DURA Automotive Systems, an automotive supplier, where he had been Chief Executive Officer since October 2010, after serving as Executive Vice President and Chief Financial Officer since 2008. From 2007 – 2008, Mr. Stafeil was Chief Financial Officer and a member of the board at the Klöckner Pentaplast Group, based in Germany. Before that, he was Executive Vice President and Chief Financial Officer at Metaldyne Corp, an automotive supplier. From 2009-2012, he served on the Board of Directors and was Audit Committee Chairman of J.L. French Automotive Castings Inc. From 2006-2009, he served on the Board of Directors and was co-chairman of the Audit Committee for Meridian Automotive Systems. He also has served in management positions at Booz Allen and Hamilton, Peterson Consulting and Ernst and Young.

Mr. Stafeil is nominated for election because he has strong financial credentials and broad automotive industry experience. He was recommended by a third-party director search firm hired by the Nominating and Corporate Governance Committee to identify and recruit candidates for consideration as director nominees.

Vote Required For Approval

Under Oregon law, if a quorum is present at the meeting, the eight nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote but will be considered to determine whether a quorum exists at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies they receive for the eight nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDER ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Leadership, Corporate Governance, Board Independence, Committees and Meetings

Our Board of Directors recognizes that one of its key corporate governance responsibilities is to determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no generally accepted approach to providing Board leadership and that given the fast moving and competitive environment in which we operate, the right Board leadership structure may vary over time. Consistent with this understanding, the independent Directors review the Board’s leadership structure on a periodic basis, including consideration of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. The Board, which consists of a substantial majority of independent Directors who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s key Committees—Audit, Compensation and Nominating and Corporate Governance—are comprised entirely of independent Directors.

The Board has adopted Corporate Governance Guidelines (available on our website at www.mentor.com/company/investor_relations/charters_ethics) which set forth principles regarding the composition of the Board, director selection and independence, and Board committee structure. The Corporate Governance Guidelines establish the position of Lead Independent Director, and Sir Peter Bonfield currently serves in that capacity. The Lead Independent Director, along with the Chairman of the Board, establishes the agenda for regular Board meetings, acts as a formal liaison between the independent Directors and the Chairman to encourage frequent communication and serves as chairman of regular Board meetings when the Chairman is absent. Dr. Rhines currently serves as Chairman of the Board and Chief Executive Officer, and has served in those roles since 2000. The Board of Directors believes that its current leadership structure, combining an executive chairman with a strong independent lead director and a substantial majority of independent directors, provides the Company with appropriate balance as well as decisive and effective leadership.

The Board of Directors has determined that all directors and director nominees other than Dr. Rhines and Mr. Hinckley are or will be “independent directors” as defined in NASDAQ rules. With respect to Director McCranie, the Board considered that he recently became an executive officer of one of our customers, and concluded that his new position did not affect his independence. With respect to Director Nominee Stafeil, the Board considered that he is an executive officer of one of our customers, and concluded that his position does not affect his independence. The independent directors meet regularly without the presence of any management directors.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee, which consists of Directors Barnes, McManus and Schechter, held eight meetings during fiscal year 2014. This committee oversees the internal audit, accounting and financial reporting processes of the Company and the audits of its financial statements and internal controls over financial reporting; appoints, compensates, retains and oversees the independent auditors; reviews and approves all audit and non-audit services performed by the independent auditors; and meets from time to time with management and our independent auditors to consider financial and accounting matters. The Audit Committee also meets with the independent auditors from time to time in executive session without members of management present. Company policy requires the Audit Committee to review any transaction or proposed transaction with a related person and to determine whether to ratify or approve the transaction, with ratification or approval to occur only if the committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company. The Board of Directors has determined that Director McManus is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that no Audit Committee member has financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement), and that each Audit Committee member meets all additional independence and financial literacy requirements for Audit Committee membership under NASDAQ rules. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at http://www.mentor.com/company/investor_relations/charters_ethics/.

The Compensation Committee, which consists of Directors Bonfield, McCranie and McDonough, held five meetings during fiscal year 2014. See “Compensation Discussion and Analysis” below for more information about the Compensation Committee.

The Nominating and Corporate Governance Committee, which consists of Directors Barnes, Bonfield and McDonough, held three meetings during fiscal year 2014. The Nominating and Corporate Governance Committee has a written charter, a copy of which is posted on our website at www.mentor.com/company/investor_relations/charters_ethics. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. In seeking nominees, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates and it also may engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders in writing to the Corporate Secretary at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. The recommendation should include the nominee’s name, qualifications for Board membership and consent to nomination, as well as the name, number of shares of Mentor Graphics Corporation stock owned and contact information of the person making the recommendation. A shareholder wishing to formally nominate a director for election at a shareholder meeting must comply with the provisions in our bylaws addressing shareholder nominations of directors.

In selecting or recommending candidates, the Nominating and Corporate Governance Committee applies the factors in our Corporate Governance Guidelines. These factors include personal qualities and characteristics; accomplishments and reputation in the business community; current knowledge and contacts in our industry or other industries relevant to our business; lack of preconception as to our business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and, diversity of viewpoints, background, experience and other demographics. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Committee believes it is essential that Board members represent diverse viewpoints, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows, irrespective of whether the candidate was identified by the committee or recommended by a shareholder: (1) in the case of incumbent directors, the committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any related party transactions with the Company during the applicable time period; and (2) in the case of a new director candidate, the Committee first conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates after considering the functions and needs of the Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications, including whether each candidate is independent for purposes of NASDAQ rules, and then selects candidates for recommendation to the Board of Directors by majority vote.

The Board of Directors held nine meetings during fiscal year 2014. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which he was a member during the portion of fiscal year 2014 in which he was a director. It is our practice that directors attend our annual meeting of shareholders. All but one of the directors elected at the 2013 Annual Meeting of Shareholders attended that meeting. Any shareholder who wishes to communicate to the entire Board of Directors, or to any individual director, may send that communication in writing addressed to our Corporate Secretary at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. The Corporate Secretary will forward all written shareholder communications to the designated recipient(s) on the Board of Directors.

Board’s Role in Risk Oversight

Our executive officers have the primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed and implemented by our executives are adapted to and integrated with the Company’s strategy and function as directed. The primary means by which the Board oversees our risk management structures and policies is through its regular communications with management. We believe that our leadership structure is conducive to comprehensive risk management practices, and that the Board’s involvement is appropriate to ensure effective oversight. As noted below, we conducted a detailed compensation risk assessment of our compensation policies and practices.

The Board of Directors and its committees meet in person approximately four times a year. At each of these meetings, our President and Chief Financial Officer; Senior Vice President, World Trade; Vice President and Chief Human Resources Officer; Corporate Controller and Chief Accounting Officer, Treasurer; and General Counsel are asked to report to the Board or, when appropriate, specific committees. Additionally, other members of management and employees are regularly requested to attend meetings and present information, including those responsible for our Internal Audit function. One of the purposes of these presentations is to provide direct communication between members of the Board and members of management as well as individual key contributors; the presentations provide members of the Board with the information necessary to understand the risk profile of the Company, exposures affecting our operations and our plans to address such risks. In addition to general updates on our operational and financial condition, management reports to the Board on a number of specific issues meant to inform the Board about our outlook and forecasts, and any impediments to meeting those or its pre-defined strategies generally. These direct communications between management and the Board of Directors allow the Board to assess management’s evaluation and management of the day-to-day risks of the Company.

Management is encouraged to communicate with the Board of Directors with respect to extraordinary risk issues or developments that may require more immediate attention between regularly scheduled Board meetings. Sir Peter Bonfield, as Lead Director, facilitates communications with the Board of Directors as a whole and is tasked with initiating the frank, candid discussions among the independent Board members necessary to ensure management is adequately evaluating and managing our risks. These intra-Board communications are essential in its oversight function. These practices ensure that important issues affecting the Company are considered in relation to each other and, by doing so, risks that affect one aspect of our Company can be taken into consideration when considering other risks.

Director Compensation in Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Keith L. Barnes	70,000	139,986	209,986
Sir Peter L. Bonfield	85,000	139,986	224,986
J. Daniel McCranie	65,000	139,986	204,986
Kevin C. McDonough	70,000	139,986	209,986
Patrick B. McManus	75,000	139,986	214,986
David S. Schechter	60,000	139,986	199,986

(1)

Represents the grant date fair value of restricted stock units granted in fiscal year 2014 computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of the Common Stock on the grant date. On June 12, 2013, the date of our 2013 Annual Meeting of Shareholders, all directors elected at the meeting were granted restricted stock units for 7,272 shares. On January 31, 2014, directors held unvested restricted stock units or unvested restricted stock awards for the following total numbers of shares of our Common Stock: Keith L. Barnes, 12,230; Sir Peter L. Bonfield, 13,630; J. Daniel McCranie, 12,230; Kevin C. McDonough, 9,751; Patrick B.

McManus, 12,230; and David S. Schechter, 12,230. On January 31, 2014, directors held outstanding options for the following numbers of shares of our Common Stock: Sir Peter L. Bonfield, 12,000; Kevin C. McDonough, 31,118; and Patrick B. McManus, 87,000.

In fiscal year 2014, cash fees were paid to our non-employee directors (“Outside Directors”) at the following annual rates:

Annual Fee Rate for FY 2014
Board Member Retainer	$50,000
Committee Member Retainer (per Committee)	10,000
Lead Director Retainer	10,000
Audit Committee Chair Retainer	15,000
Other Committees Chair Retainer	5,000

Outside Directors do not receive additional fees for meeting attendance. We reimburse directors for all reasonable travel and other expenses incurred in attending Board meetings and Board committee meetings.

The compensation of Outside Directors also includes equity awards granted under our 2010 Omnibus Incentive Plan (“Omnibus Plan”) at the time of each Annual Meeting. For the equity awards granted at the time of the 2013 Annual Meeting, the approved long-term incentive value of the award to each Outside Director was $140,000, and each director had the opportunity to elect in advance to receive this value as either (1) a stock option grant (for maximum of 25,000 shares), (2) a restricted stock unit award (for maximum of 12,500 shares), or (3) half as a stock option grant (for maximum of 12,500 shares) and half as a restricted stock unit award (for maximum of 6,250 shares). Based on directors’ elections and subject to the applicable maximums, the award program provided that the number of shares under restricted stock unit awards would be determined by dividing the grant value by the closing price of our Common Stock on the grant date, and that the number of shares under stock options would be determined by dividing the grant value by the Black Scholes value per share of such stock options on the grant date. For the 2013 Annual Meeting, all Outside Directors elected to receive their equity awards 100% as restricted stock units. Accordingly, on June 12, 2013, the date of our 2013 Annual Meeting, each Outside Director elected at that meeting was granted restricted stock units for 7,272 shares with a value of approximately $140,000 based on the closing price of our Common Stock on June 12, 2013. The shares underlying restricted stock unit awards become issuable over a two-year period, with 50 percent of the shares issued on each of the first two anniversaries of the grant date. If a director ceases to be a director for any reason or if there is a change in control of the Company, each option will automatically become exercisable in full for the remainder of its term and all shares underlying restricted stock unit awards will immediately be issued.

Effective, February 1, 2014, changes to Outside Director compensation were implemented that increased the Lead Director’s retainer to $25,000 and increased the other Committee Chair retainers to $10,000, with no increase in the Audit Committee Chair retainer which remains at $15,000. The value of the directors’ annual equity awards was increased to $160,000 from $140,000. Further, the directors’ annual equity grants will be solely in the form of restricted stock units with a vesting schedule of one year instead of the previous two year vesting schedule.

Outside Director Share Ownership Guidelines

To better align the interests of Board members with the interests of shareholders, the Board has adopted share ownership guidelines. Under these guidelines, Outside Directors are expected to achieve ownership of Mentor Graphics Corporation Common Stock with a value equal to three times the amount of the annual cash retainer (currently $50,000 resulting in an expected share ownership level of $150,000). Each Outside Director is expected to achieve this level of ownership within five years of initial election as a director. For this purpose, ownership includes shares underlying restricted stock units and the in-the-money value of exercisable stock options. As of January 31, 2014, all of the Outside Directors had either met the share ownership guidelines or were making appropriate progress towards meeting the guidelines.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows beneficial ownership of the Company’s Common Stock as of April 7, 2014 (except as otherwise noted) by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table, by all directors and executive officers as of April 7, 2014 as a group and by one current director not listed in the table of director nominees on page 2:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent
Carl C. Icahn	16,120,289	(3)	14.1
767 Fifth Avenue, 47th Floor
New York, NY 10153

BlackRock, Inc.	8,410,473		7.4
40 East 52nd Street
New York, NY 10022

The Vanguard Group.	6,930,010		6.1
100 Vanguard Blvd.
Malvern, PA 19355

Allianz Global Investors U.S. Holdings LLC.	6,131,550		5.4
680 Newport Center Drive, Suite 250
Newport Beach, CA 92660

Name of Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent
Walden C. Rhines	1,201,929	(4)	1.0

Gregory K. Hinckley	1,091,866	(5)	*

L. Don Maulsby	46,822	(6)	*

Brian M. Derrick	170,106	(7)	*

Michael H. Vishny	24,241	(8)	*

All directors and executive officers as a group (13 persons)	3,038,775	(9)	2.6

Name of Director Not Nominated for Re-Election	Amount and Nature of Beneficial Ownership(1)		Percent
Kevin C. McDonough	93,361	(10)	*

*	Less than 1%

(1)	Except as otherwise noted, the entities listed in the table have sole voting and dispositive power with respect to the Common Stock owned by them.

(2)	Shares beneficially owned as of December 31, 2013 as provided in Schedules 13D or 13G filed by the shareholders.

(3)	Mr. Icahn reported shared voting and dispositive power over all of the shares listed in the table above, which are owned directly by certain affiliated entities.

(4)	Includes 827,317 shares subject to options exercisable within 60 days of April 7, 2014.

(5)	Includes 687,998 shares subject to options exercisable within 60 days of April 7, 2014.

(6)	Includes 8,612 shares subject to options exercisable within 60 days of April 7, 2014.

(7)	Includes 110,890 shares subject to options exercisable within 60 days of April 7, 2014.

(8)	Includes 17,369 shares subject to options exercisable within 60 days of April 7, 2014.

(9)

Includes 1,858,844 shares subject to options exercisable within 60 days of April 7, 2014 and 27,269 shares subject to restricted stock units under which shares are issuable within 60 days of April 7, 2014. Also includes 8,400 shares subject to options that become exercisable upon directors who hold such options leaving the Board for any reason and 43,632 shares subject to restricted stock units under which shares become issuable upon directors who hold such restricted stock units leaving the Board for any reason.

(10)

Includes 5,059 shares subject to options exercisable within 60 days of April 7, 2014 and 2,479 shares subject to restricted stock units under which shares are issuable within 60 days of April 7, 2014. Also includes 4,200 shares subject to options that become exercisable upon leaving the Board for any reason and 7,272 shares subject to restricted stock units under which shares become issuable upon leaving the Board for any reason.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee of the Board of Directors consists of at least three directors, each of whom is independent under applicable NASDAQ rules. Currently, the Compensation Committee is comprised of Directors Bonfield, McCranie and McDonough. Director McCranie currently serves as the chair of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, which is available on our website at http://www.mentor.com/company/ investor_relations/charters_ethics.

Pursuant to its charter, the Compensation Committee assists the Board in the design, administration and oversight of employee compensation programs and benefit plans. The Compensation Committee has full authority to determine annual base and incentive compensation, equity incentives, benefit plans, perquisites and all other compensation for the executive officers. The Compensation Committee cannot delegate this authority. The Chief Executive Officer and the President and Chief Financial Officer provide recommendations to the Compensation Committee about compensation levels for the executive officers who report to them. The Chief Executive Officer and the President and Chief Financial Officer do not make recommendations, and are not present during deliberations or voting, regarding their own compensation. The Compensation Committee also reviews and approves all equity grants to officers and other employees.

During fiscal year 2014, the Compensation Committee continued to retain Exequity LLP as its independent advisor on compensation matters (the “Consultant”). The Consultant’s principal role is to provide independent advice to the Compensation Committee on all matters related to executive officer, director and employee compensation and benefit programs. The Consultant reports directly to the chair of the Compensation Committee who directs the Consultant’s work. During fiscal year 2014, the Consultant reviewed all materials provided by management to the Compensation Committee and participated in all but one of the meetings of the Compensation Committee, including executive sessions without management present, providing independent advice to the Committee on the matters under consideration. The Compensation Committee conducted a conflicts of interest assessment of the Consultant in December 2013 and no conflict of interest was identified.

Elements and Objectives of our Compensation Program

The elements of our compensation program for executive officers in fiscal year 2014 included:

•	Base salaries

•	Annual performance-based compensation pursuant to a variable incentive pay (VIP) Plan

•	Equity incentive awards—time-based and performance-based restricted stock units

•	401(k) matching contributions

•	Severance benefits, including change in control benefits

The executive officers named in the compensation tables of this Proxy Statement (the “Named Executive Officers”) are:

Walden C. Rhines, Chairman of the Board and Chief Executive Officer

Gregory K. Hinckley, President and Chief Financial Officer

L. Don Maulsby, Senior Vice President, World Trade

Brian M. Derrick, Vice President, Corporate Marketing

Michael H. Vishny, Vice President and Chief Human Resources Officer

Executive Summary

The following is a brief overview of significant aspects of our executive compensation program in fiscal year 2014 that are discussed in more detail in the balance of this Compensation Discussion and Analysis:

•	Base salaries for all Named Executive Officers were increased by 3.0% - 3.4% effective August 1, 2013.

•

Exceptional financial performance, as measured by adjusted operating income that increased by 14% over the prior year, resulted in payouts of 112% of target incentive compensation amounts to the Named Executive Officers under our annual variable incentive pay plan.

•

Equity incentives were granted in September 2013 with long-term incentive values increasing over the prior year for three of the Named Executive Officers based on market data and experience of the officers. Long-term incentive values were allocated 50/50 between performance-based restricted stock unit and time-based restricted stock unit awards. Performance-based restricted stock units were granted to the officers for the first time in September 2013 to further align total officer compensation with the performance of the Company.

•

Our Officer Stock Ownership Policy aligns the interests of our executive officers with the interests of our shareholders by requiring officers to accumulate and maintain ownership of our common stock equal to a 3x or 1x multiple of their base salaries.

•

Our policy for recovery of incentive compensation, or “clawback policy,” allows the Board of Directors to recover incentive compensation from an executive officer who is involved in wrongful conduct that results in a restatement of our financial statements.

•	Our severance agreements with executive officers do not include a tax gross-up provision.

•

We conducted a detailed compensation risk assessment and concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Pay for Performance

The following graph illustrates how the average annual incentive cash payments to Named Executive Officers under our VIP plan have varied based on our performance as measured by adjusted operating income. See “Annual Variable Incentive Pay Plan Compensation” below for a description of adjusted operating income and additional details regarding our VIP plan.

Philosophy

Our executive compensation philosophy is to promote the achievement of Company performance objectives, ensure that executives’ interests are aligned with shareholders’ interests in our success, provide compensation opportunities that will attract, retain, and motivate superior executive personnel, and compensate executives in line with the practices of comparable high technology industry companies. Also, our philosophy is that the compensation and equity incentives of each executive should be significantly influenced by the executive’s individual performance. We seek to achieve these objectives by providing a total compensation approach that includes base salary, variable pay based on the annual performance of the Company, and equity incentive awards consisting of time-based and performance-based restricted stock units.

Use of Market Benchmark Data

We annually obtain market data on executive compensation from the Radford Executive Survey and the Compensation Committee generally uses this data to help establish base salaries, equity award levels, and VIP target incentive compensation levels. In fiscal year 2014, we undertook, at the request of the Compensation Committee and with the assistance of the Consultant, a comprehensive review of the peer group of companies with respect to which we obtain market data. The goal of this review was to create a new peer group appropriate to our business and talent model consisting of 18 to 25 publicly traded software and technology companies with annual revenues ranging from about one-half to about two times our annual revenues and with median annual revenues close to our annual revenues. As a result of this review, nine companies were deleted from our prior peer group and 15 companies were added, resulting in a peer group for fiscal year 2014 consisting of the following 23 companies:

Aeroflex Holding Corporation	MICROS Systems, Inc.
ANSYS, Inc.	Microsemi Corporation
Autodesk, Inc.	National Instruments Corporation
AVX Corporation	Nuance Communications, Inc.
Cadence Design Systems, Inc.	PTC, Inc.
Coherent, Inc.	Synopsys, Inc.
Compuware Corporation	Teradyne, Inc.
Cypress Semiconductor Corporation	TIBCO Software, Inc.
FEI Company	Trimble Navigation Limited
Finisar Corporation	Triquint Semiconductor, Inc.
FLIR Systems, Inc.	Verint Systems, Inc.
Microchip Technology, Inc.

The staff of the Vice President and Chief Human Resources Officer and the Consultant analyze the peer group data and are responsible for developing recommendations regarding compensation adjustments, and communicating those recommendations to the Chief Executive Officer, the President and Chief Financial Officer and the Compensation Committee.

In fiscal year 2014, we also obtained market data from the Radford Executive Survey for a larger survey group consisting of public technology companies that were participants in the Radford Executive Survey and that had annual revenues ranging from $800 million to $1.8 billion and median annual revenues of about $1.1 billion. This additional data has been provided to give additional reference points for the Compensation Committee’s deliberations, particularly for positions without good matches in the peer group data. The 81 companies in the survey group considered in fiscal year 2014 are as follows:

Acxiom Corporation	National Instruments Corporation
Akamai Technologies, Inc.	NetGear, Inc.
Allscripts Healthcare Solutions, Inc.	Nordson Corporation
ARRIS Group, Inc.	NU Skin Enterprises, Inc.
Cadence Design Systems, Inc.	Nuance Communications, Inc.
Ciber, Inc.	OmniVision Technologies, Inc.
Ciena Corporation	Orbital Sciences Corporation
Clearwire Corporation	Polycom, Inc.
Coherent, Inc.	Power-One, Inc.
Compuware Corporation	PTC, Inc.
Corelogic, Inc.	Rackspace Hosting, Inc.
Cree, Inc.	Red Hat, Inc.
Cubic Corporation	ResMed Inc.
Cypress Semiconductor Corporation	RF Micro Devices, Inc.
Dolby Laboratories, Inc.	Skyworks Solutions, Inc.
Earthlink Holdings Corp.	Smith & Nephew plc
Edwards Lifesciences Corporation	Spansion, Inc.
Equinix, Inc.	Super Micro Computer, Inc.
Esterline Technologies Corporation	SVB Financial Group
F5 Networks, Inc.	Synopsys, Inc.
Fairchild Semiconductor International, Inc.	Take-Two Interactive Software, Inc.
FEI Company	Tekeflex Incorporated
Finisar Corporation	Tellabs, Inc.
FLIR Systems, Inc.	Teradyne, Inc.
Gartner, Inc.	THQ Inc.
Groupon, Inc.	TIBCO Software, Inc.
GT Advanced Technologies, Inc.	Trimble Navigation Limited
Hanger, Inc.	TRIPADVISOR, INC.
Hologic, Inc.	TriQuint Semiconductor, Inc.
ICF International, Inc.	TTM Technologies
Illumina, Inc.	tw telecom inc.
Intermec, Inc.	United Online, Inc.
International Rectifier Corporation	Veeco Instruments, Inc.
Intuitive Surgical, Inc.	Verifone Systems, Inc.
Jack Henry & Associates, Inc.	VeriSign, Inc.
Laird Technologies, Inc.	Verisk Analytics, Inc.
Linear Technology Corporation	ViaSat, Inc.
Microchip Technology Incorporated	Vonage Holdings Corp.
Microsemi Corporation	Zebra Technologies Corporation
MKS Instruments, Inc.	Zynga Inc.
Monster Worldwide Inc.

Consideration of Say-on-Pay Vote Results

The non-binding advisory resolution regarding compensation of the Named Executive Officers submitted to shareholders at our 2013 Annual Meeting was approved by over 81% of the votes cast. The Compensation Committee considered this favorable vote of the shareholders as an endorsement of our compensation program, and therefore has neither made, nor intends to make, any changes to our compensation program in response to that vote.

Base Salaries

Base salaries paid to executives are intended to provide competitive fixed pay and allow us to attract and retain highly talented individuals. The Compensation Committee’s general guideline when determining base salaries for executive officers is to utilize the 50th percentile of the market data, considering the peer group data and the survey group data, as appropriate. In setting and periodically adjusting base salaries, the Compensation Committee also considers Company performance, individual performance, unique job components and individual experience and skill sets.

The Compensation Committee generally reviews all executive salaries on an annual basis, with salary adjustments becoming effective on August 1 of each year. Effective August 1, 2013, Dr. Rhines’ salary was increased by 3.4% to $750,000 in recognition of the Company’s strong performance in fiscal year 2013 and to recognize his extensive experience in his role. This salary increase, when combined with the increase in his long-term incentive value discussed below, increased Dr. Rhines’ target total direct compensation (consisting of salary, target bonus and long-term incentive value) to the 50th percentile of the peer group data for his position. Mr. Hinckley’s salary was similarly increased by 3.4% to $610,000. The Compensation Committee continues to believe that the level of responsibilities fulfilled by Mr. Hinckley in his role as our President and Chief Financial Officer substantially exceed those of a typical President. Accordingly, the Compensation Committee has not relied on market data for him, but instead sets his salary in relation to Dr. Rhines’ salary, maintaining it at about 80% of Dr. Rhines’ salary since 2003. Mr. Maulsby, Mr. Derrick and Mr. Vishny received salary increases in the 2013 salary review of 3.0%, consistent with the average company-wide merit increase.

Annual Variable Incentive Pay Plan Compensation

The Compensation Committee approves annual performance-based compensation through a VIP Plan. The purposes of the annual performance-based compensation are to motivate executive officers to produce higher levels of Company performance, allow them to share in our success, and contribute to a competitive total compensation package. Target incentive pay, expressed as a percentage of base salary paid during the year, is established for each executive based on peer group market practices, internal relationship to other executives and individual impact. The Compensation Committee generally reviews these target percentages annually as part of the annual salary review process conducted in the first quarter of each fiscal year. In fiscal year 2014, the Compensation Committee reviewed target incentive pay percentages and made no adjustments to incentive pay for any of the Named Executive Officers.

The Named Executive Officers other than Mr. Maulsby participate in a VIP which in fiscal year 2014 was based 100% on the Company’s overall performance as measured by adjusted operating income. For fiscal year 2014 VIP purposes, operating income was adjusted to eliminate special charges, stock-based compensation expense, amortization of intangible assets, impairments, accounting changes, and impacts of acquisitions and dispositions during the year. The goals for adjusted operating income were $203.6 million for a 50% threshold payout, $226.2 million for a 75% payout and $236.2 million for a 100% target payout. The 100% target payout level represented an increase of 12% over fiscal year 2013 adjusted operating income and was 4.4% higher than the level corresponding to the non-GAAP earnings per share guidance we provided in February 2013. The payout formula provided that 5% of participants’ target incentive compensation would be paid for each $2.0 million of adjusted operating income over the target payout level of $236.2 million. The maximum payout was limited by the VIP Plan limitation of $5 million per person. In fiscal year 2014 we achieved adjusted operating income of $241.0 million, which generated a 112% payout.

In fiscal year 2014, Mr. Maulsby participated in a VIP plan for senior sales executives based 100% on the Company’s overall performance as measured by adjusted product bookings and adjusted operating income. Mr. Maulsby was again separated from the corporate-level VIP to provide him an incentive more focused on product revenues, which he can directly affect as the worldwide leader of our sales efforts. For VIP purposes, adjusted product bookings consist of the dollar amount of systems and software orders and consulting and training orders executed during the fiscal year for which revenues have been recognized or will be recognized within six months for systems and software and within twelve months for consulting and training, as adjusted to eliminate impacts of acquisitions and dispositions during the year. The overall target incentive compensation payout percentage up to the 100% target level was based 80% on the adjusted product bookings component and 20% on the adjusted operating income component, but any payout above target was based 100% on achievement of adjusted operating income. The goals for the adjusted product bookings component required adjusted product bookings equal to 95% of fiscal year 2014 plan product bookings for a 50% threshold payout and product bookings equal to 100% of fiscal year 2014 plan product bookings for a 100% target payout. Actual fiscal year 2014 product bookings were 114% of fiscal year 2014 plan product bookings, resulting in the maximum 100% target payout under this component. The goals and payout formula for the adjusted operating income component of Mr. Maulsby’s VIP were the same as those under the VIP for other officers described above. Accordingly, based on the 100% payout under the product bookings component and our achievement of adjusted operating income of $241.0 million, Mr. Maulsby’s VIP generated an overall VIP payout level of 112%.

Equity Incentive Awards

Equity incentive awards are intended to align executive interests with shareholder interests to promote creation of shareholder value, create a strong incentive for sustained long-term value growth by providing a wealth accumulation opportunity, attract and retain highly talented executives, and contribute to a competitive total compensation package. Equity incentive awards are typically granted at the first meeting of the Compensation Committee following the hire of key new employees and annually to a broad group of existing key employees, including executive officers.

Prior to fiscal year 2014, our equity incentive program consisted of grants of stock options and time-based restricted stock units, with awards to executive officers split 50/50 in value between the two award types. In fiscal year 2014, the Compensation Committee granted performance-based restricted stock units in lieu of stock options as one-half of our equity incentive awards. Accordingly, awards to executive officers in fiscal year 2014 were split 50/50 in value between time-based restricted stock units and performance-based restricted stock units.

Restricted stock units generally are awards that provide for the issuance of shares as the award vests without payment of any purchase price by the award recipient. Time-based restricted stock units vest for 25% of the shares on each of the first four anniversaries following the grant date. Performance-based restricted stock units vest on the third anniversary of the grant date for 100% of the shares earned based on the Company’s performance for fiscal year 2015 or 2016 as measured by non-GAAP operating margin (“Margin”). Margin for this purpose is defined to be generally consistent with non-GAAP operating margin as reported in our quarterly earnings releases. The payout percentage will be the higher of the payout percentages determined based on fiscal year 2015 performance or fiscal year 2016 performance. For fiscal year 2015, the potential payout percentages range from a threshold payout of 20% for a Margin of 16% to a target payout of 100% for a Margin of 20% and a maximum payout of 130% for a Margin of 21.5% or higher. For fiscal year 2016, the potential payout percentages range from a threshold payout of 15% for a Margin of 16% to a payout of 75% for a Margin of 20% and a maximum payout of 130% for a Margin of 21.5% or higher.

In reaching the decision to replace stock options with performance-based restricted stock units, the Compensation Committee considered:

•	the desirability of aligning officer compensation with Company performance;

•	information regarding the market trend of public technology companies adding performance-based awards to their equity programs;

•	the ability to reward executives for outstanding achievement over the measurement period; and

•	the ability to focus senior executives on improvement over a two-year period in operating margins, which are a key measure of our success and the quality of our earnings.

The Compensation Committee continued its practice in fiscal year 2014 of determining the size of annual equity incentive awards based on “long-term incentive values” as commonly reported in compensation surveys. An executive’s long-term incentive value for any year is generally equal to the grant date market price of time-based and performance-based restricted stock units granted to the executive during the year. As with base salaries, our general guideline for long-term incentive values is to utilize the 50th percentile of the market data, considering the peer group data and survey group data, as appropriate, and adjusting for experience, performance and unique job components. For Dr. Rhines, the Compensation Committee approved a long-term incentive value that was 17% higher than his award value in fiscal year 2013, which was at the 50th percentile of the peer group data for his position. For Mr. Hinckley, consistent with our approach in setting his base salary, the Compensation Committee approved an increase in his long-term incentive value to maintain it at 80% of the value approved for Dr. Rhines. Mr. Derrick received a 10% increase in long-term incentive value of awards in fiscal year 2014, bringing it near the 50th percentile of the survey group data for his position. Mr. Maulsby and Mr. Vishny did not receive increases in their long-term incentive values in fiscal year 2014 as the Compensation Committee determined that their prior award levels were already appropriately positioned at or above the 50th percentiles of the market data for their positions. To determine the number of time-based and performance-based restricted stock units to be granted, the approved long-term incentive values were then divided by $22.86 per share, which was the closing market price of our common stock on the grant date, with 50% of the resulting number of shares granted as time-based restricted stock units and the remaining 50% granted as performance-based restricted stock units. The increase in value of our common stock over the prior year meant that the number of shares awarded as time-based restricted stock units in fiscal year 2014 to Dr. Rhines, Mr. Hinckley and Mr. Derrick actually decreased from the prior year despite the increases in the long term incentive values of those awards.

Officer Stock Ownership Policy

We have an Officer Stock Ownership Policy to further align the interests of our executive officers with the interests of our shareholders. The policy requires each of our executive officers to accumulate and maintain ownership of our common stock by the later of January 31, 2016 or five years after becoming an executive officer with a value equal to the following multiples of base salary: CEO and President: 3x; other executive officers: 1x. For this purpose, ownership includes shares underlying restricted stock units and the in-the-money value of exercisable stock options. If an executive officer does not meet the share ownership requirement as of the required compliance date or any fiscal year end thereafter, the officer is prohibited from selling any shares of our common stock until compliance is achieved, other than shares sold to cover tax withholding or the exercise price of stock options. As of January 31, 2014 and based on the closing market price for our common stock on that date, all of the executive officers met their share ownership requirements.

Clawback Policy

We have a policy for recovery of incentive compensation from executive officers in the event of misconduct (the “Clawback Policy”). The Clawback Policy was adopted to prevent executives involved in wrongful conduct from unjustly benefiting from that conduct, and to remove the financial incentives to engage in that conduct. The Clawback Policy generally provides that the Board of Directors may recover incentive compensation from an executive officer who is involved in wrongful conduct that results in a restatement of the Company’s financial statements for any fiscal quarter or year after fiscal year 2011, provided the restatement occurs within three years after the end of the restated year. Incentive compensation for this purpose includes the full amount of any annual VIP incentive pay and any performance-based restricted stock unit payout calculated based on the financial statements that were subsequently restated, and excess proceeds from sales of any stock acquired under other equity incentive awards where such sales were made at inflated stock prices ensuing after the release of earnings that were subsequently restated.

401(k) Plan

Our Individual Deferred Tax and Savings Plan (the “401(k) Plan”) is a tax qualified retirement savings plan pursuant to which all of our U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. We contribute an amount equal to 50% of the first 6% of salary contributed under the 401(k) Plan by an eligible employee, up to the maximum allowed under the Internal Revenue Code. We do not provide any supplemental retirement benefits to executive officers. Matching contributions in fiscal year 2014 for the Named Executive Officers are included under the heading “All Other Compensation” in the Summary Compensation Table below.

Severance Benefits, including Change in Control Benefits

We have provided change in control severance agreements to our executive officers since 1999. In March 2010, the Compensation Committee and the Board of Directors, with the advice of the Consultant, reviewed and approved updated severance agreements designed to be more consistent with current market practices and to address institutional shareholder concerns regarding tax gross-up provisions. Under our executive severance agreements, we have agreed to provide certain benefits to the Named Executive Officers if their employment is terminated (other than for “cause” by the Company or voluntary resignations without “good reason”) within 18 months after a change in control of the Company, except that this agreement is extended to 24 months for Dr. Rhines and Mr. Hinckley. The agreements also provide certain benefits to the Named Executive Officers if their employment is terminated by the Company without cause or by the officer with good reason in circumstances not involving a change in control.

The change in control severance benefits are intended to diminish the distraction that executive officers would face by virtue of the personal uncertainties created by a pending or threatened change in control and to assure that we will continue to have each executive officer’s full dedication and services at all times. The severance benefits absent a change in control are intended to provide certainty regarding executives’ termination benefits when employment is terminated involuntarily and without cause, and to reduce disputes and litigation. Our severance benefits are designed to be competitive with similar benefits available at companies with which we compete for executive talent. These benefits, as one element of our total compensation program, help us attract, retain and motivate highly talented executive officers.

Change in control benefits generally consist of a lump sum cash payment; vesting acceleration and extension of stock options; restricted stock unit vesting acceleration; health, life and disability insurance continuation; director and officer insurance continuation; relocation expenses; and outplacement services. The lump sum cash payment is equal to three times the sum of base salary plus target incentive compensation for Dr. Rhines and Mr. Hinckley and one and one-half times the sum of base salary plus target incentive compensation for all other Named Executive Officers.

Severance agreements absent a change in control generally consist of a lump sum cash payment equal to two times base salary for Dr. Rhines and Mr. Hinckley and one and one-half times base salary for all other Named Executive Officers; a pro-rated incentive compensation payout for the final year of employment; one-year of additional vesting of options and time-based restricted stock units; accelerated vesting of performance-based restricted stock units previously earned based on company performance; health, life and disability insurance continuation; and director and officer insurance continuation. Additional details and specific terms of the severance agreements are set forth under “Potential Payments upon Termination or Change in Control—Change in Control Compensation” and “Potential Payments upon Termination or Change in Control—Compensation on Other Involuntary Terminations” below.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year, excluding any person who, like Mr. Hinckley, served as principal financial officer during the year. In fiscal year 2014, the total salary and compensation on restricted stock unit vesting for Dr. Rhines exceeded $1,000,000, with the effect that a portion of the compensation paid to him was not deductible. VIP incentive compensation for all executive officers in fiscal year 2014 was not subject to the $1,000,000 cap on deductibility as we took steps to qualify the VIP awards as “performance-based compensation” under IRS regulations. It is also possible for an executive officer’s nonqualified stock option exercises to cause the officer’s total compensation to exceed $1,000,000 during a year since the excess of the current market price over the option price (“Option Spread”) for nonqualified stock options is treated as compensation. We receive no tax deduction for the Option Spread compensation on exercise of Incentive Stock Options unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, Option Spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility and it is our current policy generally to grant options that meet those requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

•	Reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussion above, recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

COMPENSATION COMMITTEE

J. Daniel McCranie, Chair

Sir Peter L. Bonfield

Kevin C. McDonough

COMPENSATION RISK ASSESSMENT

To determine the level of risk arising from our compensation policies and practices, we conducted a risk assessment and evaluation process during fiscal year 2014. The risk assessment examined the compensation programs applicable to all of our employees, not just our Named Executive Officers. The approach taken to conduct the risk assessment included an evaluation of governance processes, market competitiveness, and program design elements. We reviewed the process and results of the risk assessment with the Compensation Committee, and noted several risk-mitigating features and safeguards against imprudent or unnecessary risk-taking, including:

•	Balanced mix of fixed versus variable, and short-term versus long-term, compensation elements.

•	Annual cash incentives under our VIP Plan approved by the Compensation Committee focus employees on generation of operating income, a fundamental measure of value creation for shareholders.

•	Large proportion of total compensation provided in the form of long-term equity incentive awards, which align employee and shareholder interests.

•	Clawback policy to prevent executive officers from unjustly benefiting from wrongful conduct that results in a restatement of our financial statements.

•	Advice of outside compensation consultant engaged directly by the Compensation Committee in determining compensation pay structures and amounts.

Based upon the results of our risk assessment, we concluded that the Company’s compensation programs and practices effectively link compensation to behaviors aligned with long-term Company welfare and shareholder value, and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Walden C. Rhines	FY2014	737,500			3,499,958		949,900	7,713	5,195,071
Chairman of the Board and	FY2013	708,765			1,499,990	1,499,995	709,119	7,581	4,425,450
Chief Executive Officer	FY2012	676,040			1,124,994	1,125,000	971,808	7,432	3,905,274

Gregory K. Hinckley	FY2014	600,000			2,799,984		705,600	7,683	4,113,267
President	FY2013	578,034			1,199,995	1,199,996	528,034	7,540	3,513,599
	FY2012	552,589			949,992	949,998	725,273	6,946	3,184,798

L. Don Maulsby	FY2014	416,150			649,956		466,088	7,681	1,539,875
Senior Vice President,	FY2013	402,500			324,997	324,999	430,675	7,538	1,490,709
World Trade	FY2012	389,395	100,000	(6)	249,996	249,996	502,320	7,378	1,499,085

Brian M. Derrick	FY2014	340,000			549,966		209,440	7,675	1,107,081
Vice President Corporate	FY2013	330,000			249,990	249,998	157,905	7,525	995,418
Marketing	FY2012	297,083			174,991	174,996	204,245	7,438	858,753

Michael H. Vishny	FY2014	337,000			399,958		207,592	0	944,550
Vice President, Chief	FY2013	328,500	132,715	(7)	199,985	199,997	157,187	0	1,018,384
Human Resources Officer(5)

(1)

Represents the grant date fair value of restricted stock unit awards granted in the applicable year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of the Common Stock on the grant date. In fiscal year 2014, 50% of the stock awards were performance-based restricted stock units and 50% were time-based restricted stock units. For performance-based restricted stock units, the grant date fair value is calculated using the target number of shares which, as of the grant date, was the estimated number of shares to be issued.

(2)

Represents the grant date fair value of options granted in the applicable year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value of the options was estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair values of options under applicable accounting guidance are disclosed in Note 11 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 31, 2013.

(3)	Represents annual bonus earned for performance in the applicable year under our VIP Plan.

(4)

For fiscal year 2014, consists entirely of Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company’s U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee, up to the maximum allowed under the Internal Revenue Code.

(5)	Mr. Vishny joined the Company as Vice President, Chief Human Resources Officer on November 7, 2011.

(6)	Represents a discretionary bonus awarded to Mr. Maulsby for accomplishments in fiscal year 2012.

(7)	Represents the portion of a $176,954 relocation bonus paid to Mr. Vishny in fiscal year 2012 that vested during fiscal year 2013.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table contains information concerning the fiscal year 2014 incentive pay opportunities for the Named Executive Officers under our variable incentive pay plan and the time-based and performance-based restricted stock units granted to the Named Executive Officers in fiscal year 2014.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walden C. Rhines		424,063	848,125	5,000,000
	9/11/2013				11,483	76,552	99,518		1,749,979
	9/11/2013							76,552	1,749,979
Gregory K. Hinckley		315,000	630,000	5,000,000
	9/11/2013				9,186	61,242	79,615		1,399,992
	9/11/2013							61,242	1,399,992
L. Don Maulsby		208,075	416,150	5,000,000
	9/11/2013				2,132	14,216	18,481		324,978
	9/11/2013							14,216	324,978
Brian M. Derrick		93,500	187,000	5,000,000
	9/11/2013				1,804	12,029	15,638		274,983
	9/11/2013							12,029	274,983
Michael H. Vishny		92,675	185,350	5,000,000
	9/11/2013				1,312	8,748	11,372		199,979
	9/11/2013							8,748	199,979

(1)

Amounts reported in these columns represent potential bonuses payable for performance in fiscal year 2014 under our variable incentive pay plan, or VIP plan. The Compensation Committee annually approves target bonus levels as a percentage of base salary paid during the year. The percentages of base salary for the Named Executive Officers were as follows: Dr. Rhines—115%; Mr. Hinckley—105%; Mr. Maulsby—100%; Mr. Derrick—55%; and Mr. Vishny —55%. See “Compensation Discussion and Analysis—Annual Variable Incentive Pay Compensation.”

(2)

Amounts reported in these columns represent performance-based restricted stock units awarded in fiscal year 2014 and are based on performance during fiscal years 2015 – 2016 and continued employment through the third anniversary of the grant date. See “Compensation Discussion and Analysis – Equity Incentive Awards.”

(3)

Amounts reported in this column represent time-based restricted stock units awarded in fiscal year 2014. Time-based restricted stock units vest for 25% of the shares on each of the first four anniversaries of the grant date, and shares are issued upon vesting. Vesting may be accelerated in certain circumstances, as described below under “Potential Payments Upon Termination or Change in Control.”

(4)

For restricted stock units, represents the grant date fair value of the awards based on the closing market price of the Common Stock of $22.86 per share on September 11, 2013. For performance-based restricted stock units, the grant data fair value is calculated using the target number of shares which, as of the grant date, was the estimated number of shares to be issued.

Outstanding Equity Awards at January 31, 2014

The following table sets forth the information concerning outstanding options and restricted stock units held by the Named Executive Officers on January 31, 2014.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(6)		Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(12)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested
Walden C. Rhines	69,597	139,198	(2)	17.02	9/12/2022	76,552	(7)	1,592,282	99,518	2,069,974
	121,573	86,839	(3)	10.63	9/14/2021	66,099	(8)	1,374,859
	3,727	29,816	(4)	10.35	9/15/2020	52,916	(9)	1,100,653
	188,777	0		8.91	12/22/2019	24,155	(10)	502,424
	380,656	0		5.17	12/11/2018
	6,265	0		15.96	10/9/2017
	7,047	0		14.19	9/28/2016

Total	777,642	255,853				219,722		4,570,218	99,518	2,069,974

Gregory K. Hinckley	55,678	111,358	(2)	17.02	9/12/2022	61,242	(7)	1,273,834	79,615	1,655,992
	3,666	73,331	(3)	10.63	9/14/2021	52,879	(8)	1,099,883
	126,713	25,344	(4)	10.35	9/15/2020	44,685	(9)	929,448
	152,527	0		8.91	12/22/2019	20,532	(10)	427,066
	308,156	0		5.17	12/11/2018

Total	646,740	210,033				179,338		3,730,231	79,615	1,655,992

L. Don Maulsby	942	30,161	(2)	17.02	9/12/2022	14,216	(7)	295,693	18,481	384,405
	1,930	19,298	(3)	10.63	9/14/2021	14,322	(8)	297,898
	1,927	7,708	(4)	10.35	9/15/2020	11,759	(9)	244,587
	1,198	0		8.91	12/22/2019	6,244	(10)	129,875

Total	5,997	57,167				46,541		968,053	18,481	384,405

Brian M. Derrick	11,598	23,201	(2)	17.02	9/12/2022	12,029	(7)	250,203	15,638	325,270
	18,910	13,509	(3)	10.63	9/14/2021	11,016	(8)	229,133
	18,633	3,728	(4)	10.35	9/15/2020	8,231	(9)	171,205
	9,448	0		8.91	12/22/2019	3,020	(10)	62,816
	12,348	0		5.17	12/11/2018
	7,633	0		15.96	10/9/2017
	8,700	0		14.19	9/28/2016
	10,496	0		8.41	9/26/2015
	5,659	0		11.74	11/4/2014

Total	103,425	40,438				34,296		713,357	15,638	325,270

Michael H. Vishny	9,278	18,561	(2)	17.02	9/12/2022	8,748	(7)	181,958	11,372	236,538
	3,206	14,748	(5)	12.81	12/7/2021	8,813	(8)	183,310
						7,806	(11)	162,365

Total	12,484	33,309				25,367		527,633	11,372	236,538

(1)

Options generally become exercisable for 25% of the shares on the first anniversary of the grant date and then for 1/48th of the shares at the end of each one-month period thereafter, becoming fully exercisable on the fourth anniversary of the grant date. Outstanding options reported on each line of the above table include both the incentive stock option and nonqualified stock option granted on the same date with the same exercise price.

(2)	1/32nd of these shares will become exercisable on February 12, 2014, on the 12th day of each month thereafter, becoming fully exercisable on September 12, 2016.

(3)	1/20th of these shares will become exercisable on February 14, 2014 and on the 14th day of each month thereafter, becoming fully exercisable on September 14, 2015.

(4)	1/8th of these shares will become exercisable on February 15, 2014 and on the 15th day of each month thereafter, becoming fully exercisable on September 15, 2014.

(5)	1/23rd of these shares will become exercisable on February 7, 2014 and on the 7th day of each month thereafter, becoming fully exercisable on December 7, 2015.

(6)	Time-based restricted stock units generally vest for 25% of the shares on each of the first four anniversaries of the grant date, becoming fully vested on the fourth anniversary of the grant date.

(7)

25% of the shares underlying these restricted stock units will be issued on September 11, 2014 and on each of the next three anniversaries of that date, with the last installment of shares being issued on September 11, 2017.

(8)

One-third of the shares underlying these restricted stock units will be issued on September 12, 2014 and on each of the next two anniversaries of that date, with the last installment of shares being issued on September 12, 2016.

(9)	One-half of the shares underlying these restricted stock units will be issued on September 14, 2014 and the remaining shares will be issued on September 14, 2015.

(10)	All of the shares underlying these restricted stock units will be issued on September 15, 2014.

(11)	One-half of the shares underlying these restricted stock units will be issued on December 7, 2014 and the remaining shares will be issued on December 7, 2015.

(12)

Represents the maximum number of shares that may be earned under performance-based restricted stock units granted in fiscal year 2014 based on performance in fiscal years 2015 – 2016 with vesting of earned shares to occur on September 11, 2016.

Option Exercises and Stock Vested in Fiscal Year 2014

The following table sets forth information with respect to options that were exercised by Named Executive Officers during fiscal year 2014 and restricted stock units held by Named Executive Officers that vested during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Walden C. Rhines	799,706	6,094,699	92,706	2,149,531
Gregory K. Hinckley	666,666	4,930,006	76,925	1,783,425
L. Don Maulsby	145,875	735,783	22,667	526,283
Brian M. Derrick	174,455	1,971,400	12,971	300,224
Michael H. Vishny	12,823	125,029	6,840	155,193

Equity Compensation Plan Information

The following table provides information as of January 31, 2014 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted average exercise price of outstanding options, warrants and rights ($)(1)	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders(2)	7,092,171	10.45	6,539,547
Equity compensation plans not approved by security holders(3)(4)	509,526	6.98	0

Total	7,601,697	9.94	6,539,547

(1)	Represents the weighted average exercise price of the outstanding options included in column (a); outstanding restricted stock units are not included in the calculation.

(2)

Includes 2,954,066 options, 3,892,869 time-based restricted stock units and a maximum of 245,236 shares issuable under performance-based restricted stock units outstanding under the Company’s 2010 Omnibus Incentive Plan, 1982 Stock Option Plan and 1987 Non-Employee Directors’ Stock Plan, as well as 3,992,723 shares available for future issuance under the Company’s 2010 Omnibus Incentive Plan and 2,546,824 shares currently available for future issuance under the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan.

(3)

All outstanding options shown here are under the Company’s 1986 Stock Plan which was terminated with respect to future grants in July 2010. The 1986 Stock Plan provided for the issuance of Common Stock to officers, employees and consultants of the Company either by sale, as bonuses or pursuant to nonqualified stock options at prices and on terms determined by the Compensation Committee. The Company generally granted options under the 1986 Stock Plan only to persons who were not executive officers of the Company and only at exercise prices not less than the current market price at the time of grant.

(4)

In connection with the acquisitions of Valor Computerized Systems Ltd. in 2010 and LogicVision, Inc. in 2009 the Company assumed employee stock options. Of those assumed options, options for a total of 123,040 shares with an average exercise price of $7.98 per share remained outstanding at January 31, 2014. Assumed options are not included in the above table.

Potential Payments upon Termination or Change in Control

Retirement Benefits Under Stock Options Granted in Fiscal Years 2008 to 2010

The stock option agreements governing options granted in fiscal years 2008 to 2010 provide that the options shall become fully exercisable upon the Named Executive Officer’s retirement and that the standard 30-day period for exercising vested options following termination of employment will be extended to two years after retirement, but not beyond each option’s original 10-year term. Retirement includes any termination of the Named Executive Officer’s employment after such officer has reached age 65 and has been employed by the Company for at least 10 years. These provisions do not apply to options granted after January 2010 or prior to October 2007. As of January 31, 2014, Dr. Rhines and Mr. Hinckley were each 67 years old with over 10 years of employment and therefore were eligible for retirement under these provisions. The options granted to Dr. Rhines and Mr. Hinckley in fiscal years 2008 to 2010 are referred to herein as the “Retirement Eligible Options” and all of those options were exercisable as of January 31, 2014. If Dr. Rhines or Mr. Hinckley had terminated employment (i.e., retired) on January 31, 2014, the increase in value of outstanding Retirement Eligible Options resulting from the extension of the post-termination exercise period from 30 days to two years, with the option values for 30-day and two-year remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation, would be $4,246 for Dr. Rhines, and $0 for Mr. Hinckley.

Change in Control Compensation

We have agreed to provide certain benefits to the Named Executive Officers if their employment is terminated (other than for “cause” by the Company or where the officer voluntarily resigns without “good reason”) within 18 months after a “change in control” of Mentor, except that this agreement is extended to 24 months for Dr. Rhines and Mr. Hinckley. See “Compensation Discussion and Analysis—Severance Benefits, including Change in Control Benefits.” In our severance agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 40% or more of our outstanding Common Stock,

•	the nomination (and subsequent election) in a two year period of a majority of our directors by persons other than the incumbent directors, and

•	a sale of all or substantially all of our assets, or an acquisition of Mentor through a merger, consolidation or share exchange.

In our agreements, “cause” generally includes willful and continued failure to substantially perform assigned duties or comply with specific directives of the Board of Directors, willful commission of an act of fraud or dishonesty resulting in material financial injury to us, and willful engagement in illegal conduct materially injurious to us. In our agreements, “good reason” generally includes a material diminution in position or duties, a salary reduction or material reduction in other benefits, a home office relocation of over 25 miles, and failure by us to pay any compensation or to comply with the other provisions of the severance agreements.

The following table shows the estimated change in control benefits that would have been payable to the Named Executive Officers if a change in control had occurred on January 31, 2014 and each officer’s employment was terminated on that date by us without cause or by the officer for good reason.

Employee	Cash Severance Benefit(1)	Stock Option Acceleration & Extension(2)	Time-Based Restricted Stock Unit Acceleration(3)	Performance- Based Restricted Stock Unit Acceleration(4)	Health, Life and Disability Insurance(5)	D&O Insurance(6)	Relocation Expenses(7)	Outplacement Services(8)	Total(9)
Walden C. Rhines	$4,837,500	$1,755,276	$4,570,218	$1,592,282	$39,355	$42,131	$363,387	$19,000	$13,219,149
Gregory K. Hinckley	$3,751,500	$1,454,756	$3,730,230	$1,273,834	$39,355	$42,131	$351,721	$19,000	$10,662,527
L. Don Maulsby	$1,266,900	$393,548	$968,053	$295,693	$21,214	$42,131	$0	$19,000	$3,006,539
Brian M. Derrick	$802,125	$269,926	$713,357	$250,203	$27,897	$42,131	$0	$19,000	$2,124,639
Michael H. Vishny	$795,150	$192,398	$527,634	$181,958	$27,595	$42,131	$0	$19,000	$1,785,866

(1)

Cash Severance Benefit. Each Named Executive Officer has entered into a severance agreement with us providing for, among other things, cash severance benefits payable by us if the officer’s employment is involuntarily terminated by us without cause or by the officer for good reason within 18 months after a change in control, except that this protection is 24 months for Dr. Rhines and Mr. Hinckley. The cash severance payment for Dr. Rhines and Mr. Hinckley is equal to three times the sum of base salary plus target incentive compensation as in effect at the time of the change in control. The cash severance payment for all other executive officers is equal to one and one-half times the sum of base salary plus target incentive compensation as in effect at the time of the change in control. These amounts are payable in a lump sum within five days after termination.

(2)

Stock Option Acceleration and Extension. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers provide that all of the officer’s outstanding options will immediately become vested and exercisable, and that the standard 30-day period for exercising vested options following termination of employment will be extended to 12 months following termination, but not beyond each option’s original 10-year term. Information regarding outstanding exercisable and unexercisable options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the sum of (i) for each Named Executive Officer’s outstanding unexercisable options, the aggregate value as of January 31, 2014 of those options assuming a 12-month remaining term and otherwise calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation, plus (ii) for each Named Executive Officer’s outstanding exercisable options, the increase in value of those options resulting from the extension of the post-termination exercise period from 30 days to either 24 months for Retirement Eligible Options or 12 months for other options, with the option values for 30-day, 12-month and 24-month remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation.

(3)

Time-based Restricted Stock Unit Acceleration. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers provide that all of the officer’s unvested time-based restricted stock units will immediately vest. Information regarding unvested time-based restricted stock units held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the value of the shares that would have been issued under these awards on a change in control based on a stock price of $20.80 per share which was the closing price of our Common Stock on the last trading day of fiscal year 2014.

(4)

Performance-Based Restricted Stock Unit Acceleration. If cash severance benefits are triggered, the award agreements governing all performance-based restricted stock units provide for the immediate vesting and payout of the greater of (a) 100% of the target number of shares under the performance-based restricted stock units, or (b) the number of shares earned based on Company performance for fiscal years of the performance period completed prior to the change in control. Information regarding performance-based restricted stock units held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the value of the shares that would have been issued under these awards on a change in control based on a stock price of $20.80 per share which was the closing price of our Common Stock on the last trading day of fiscal year 2014.

(5)

Health, Life and Disability Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation of health, life and disability insurance benefits paid by us, but not to the extent similar benefits are provided by a subsequent employer. The insurance benefits continue for 24 months for Dr. Rhines and Mr. Hinckley and for 18 months for all other executive officers. The amounts in the table above represent the present value of these benefit streams at the rates paid by us for each officer as of January 31, 2014.

(6)

Director and Officer Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation for six years of director and officer liability insurance against insurable events that occurred while the officer was a director or officer of the Company. The amounts in the table above represent the estimated cost per officer of a six-year tail policy with coverage similar to our current director and officer liability insurance policy.

(7)

Relocation Expenses. If cash severance benefits are triggered, the severance agreements for Dr. Rhines and Mr. Hinckley also provide for reimbursement of relocation expenses incurred for relocations occurring within 24 months following termination. The amounts in the table above represent the estimated cost of a typical relocation.

(8)

Outplacement Services. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also require us to provide two years of outplacement services. The amounts in the table above represent the estimated cost of such services.

(9)

Total—Conditional Cap on Change in Control Benefits. Under the severance agreements, if any payments to a Named Executive Officer in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” the officer will be paid such reduced benefits. None of the amounts in the above table have been reduced in accordance with this provision.

Compensation on Other Involuntary Terminations

We have agreed to provide certain benefits to the Named Executive Officers if their employment is terminated by the Company without cause or by the officer with good reason in circumstances not involving a change in control. The definitions of “cause” and “good reason” for this purpose are the same as described above under “Change in Control Compensation.”

The following table shows the estimated severance benefits that would have been payable to the Named Executive Officers if, absent any change in control, each officer’s employment had been terminated on January 31, 2014 by us without cause or by the officer for good reason.

Employee	Cash Severance Benefit(1)	Stock Option Acceleration & Extension(2)	Time-Based Restricted Stock Unit Acceleration(3)	Performance- Based Restricted Stock Unit Acceleration(4)	Health, Life and Disability Insurance(5)	D&O Insurance(6)	Total
Walden C. Rhines	$1,500,000	$1,044,331	$1,909,107	$0	$29,538	$42,131	$4,525,107
Gregory K. Hinckley	$1,220,000	$870,869	$1,576,848	$0	$29,538	$42,131	$3,739,386
L. Don Maulsby	$633,450	$240,133	$425,381	$0	$21,214	$42,131	$1,362,309
Brian M. Derrick	$517,500	$154,648	$287,331	$0	$27,897	$42,131	$1,029,507
Michael H. Vishny	$513,000	$88,250	$187,782	$0	$27,595	$42,131	$858,758

(1)

Cash Severance Benefit. The severance agreements provide for, among other things, cash severance benefits payable by us if, absent any change in control, the officer’s employment is involuntarily terminated by us without cause or by the officer for good reason. The cash severance payment for Dr. Rhines and Mr. Hinckley is equal to two times base salary as in effect at the time of the termination. The cash severance payment for all other executive officers is equal to one and one-half times base salary as in effect at the time of the termination. These amounts are payable in a lump sum within five days after termination. The severance agreements require us to make an additional cash payment equal to a pro rata portion of the annual incentive compensation that the officer would have received if the officer had remained employed for the balance of the fiscal year in which the termination occurs (based on the portion of the year worked). The table above does not include a pro rata portion of the incentive compensation for fiscal 2014 because incentive compensation payments for fiscal 2014 are included in the Summary Compensation Table and no pro rata amounts would have been paid if officers had terminated employment on January 31, 2014.

(2)

Stock Option Acceleration and Extension. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers provide for immediate vesting of all of the officer’s outstanding options that would have vested if employment had continued for an additional year, and that the standard 30-day period for exercising vested options following termination of employment will be extended to 6 months following termination, but not beyond each option’s original 10-year term. Information regarding outstanding exercisable and unexercisable options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the sum of (i) for each Named Executive Officer’s outstanding unexercisable options that would have vested on an involuntary termination, the aggregate value as of January 31, 2014 of those options assuming a 6-month remaining term and otherwise calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation, plus (ii) for each Named Executive Officer’s outstanding exercisable options, the increase in value of those options resulting from the extension of the post-termination exercise period from 30 days to either 24 months for Retirement Eligible Options or 6 months for other options, with the option values for 30-day, 6-month and 24-month remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation.

(3)

Time-Based Restricted Stock Unit Acceleration. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers provide for immediate vesting of all of the officer’s unvested time-based restricted stock units that would have vested if employment had continued for an additional year. Information regarding unvested time-based restricted stock units held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the value of the shares that would have been issued under these awards on an involuntary termination based on a stock price of $20.80 per share which was the closing price of our Common Stock on the last trading day of fiscal year 2014.

(4)

Performance-Based Restricted Stock Unit Acceleration. If cash severance benefits are triggered, the award agreements governing all performance-based restricted stock units provide for the immediate vesting and payout of the number of shares earned based on Company performance for fiscal years of the performance period completed prior to the officer’s termination. Information regarding performance-based restricted stock units held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. No amounts would have been paid under these awards if an involuntary termination had occurred on January 31, 2014 as no fiscal years of the performance period had been completed as of that date.

(5)

Health, Life and Disability Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation of health, life and disability insurance benefits paid by us for 18 months, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of these benefit streams at the rates paid by us for each officer as of January 31, 2014.

(6)

Director and Officer Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation for six years of director and officer liability insurance against insurable events that occurred while the officer was a director or officer of the Company. The amounts in the table above represent the estimated cost per officer of a six-year tail policy with coverage similar to our current director and officer liability insurance policy.

Other Benefits Triggered on Termination due to Death or Disability

As of January 31, 2014, each Named Executive Officer held unvested time-based restricted stock units as set forth in the Outstanding Equity Awards table above. The award agreements governing all unvested time-based restricted stock units provide that upon death or disability the restricted stock unit award shall be vested for at least 50% of the shares covered by the original grant. The aggregate value as of January 31, 2014 of restricted stock units that would have vested if death or disability had occurred on that date, was $1,254,427 for Dr. Rhines, $1,003,538 for Mr. Hinckley, $247,146 for Mr. Maulsby, $201,469 for Mr. Derrick and $152,090 for Mr. Vishny, in each case based on a stock price of $20.80 per share which was the closing price of our Common Stock on the last trading day of fiscal year 2014.

As of January 31, 2014, each Named Executive Officer held performance-based restricted stock units as set forth in the Outstanding Equity Awards table above. The award agreements governing all performance-based restricted stock units provide upon death or disability for the immediate vesting and payout of the number of shares earned based on Company performance for fiscal years of the performance period completed prior to the officer’s death or disability. No amounts would have been paid under these awards if death or disability had occurred on January 31, 2014 as no fiscal years of the performance period had been completed as of that date.

As of January 31, 2014, each Named Executive Officer held outstanding unexercisable options as set forth in the Outstanding Equity Awards table above. The stock option agreements governing all unvested options provide (i) for an additional one year of vesting on termination of employment due to death or disability, (ii) that upon death the option shall be exercisable for at least 50% of the shares covered by the original option grant, and (iii) that upon either death or disability the option shall remain exercisable for one year. If death or disability of a Named Executive Officer had occurred on January 31, 2014, the sum of (i) for outstanding unexercisable options that would have vested, the aggregate value as of January 31, 2014 of those options assuming a one-year remaining term and otherwise calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation, plus (ii) for outstanding exercisable options, the increase in value of those options resulting from the extension of the post-termination exercise period from 30 days to either two years for Retirement Eligible Options or one year for other options, with the option values for 30-day, one-year and two-year remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting guidance applicable to stock-based compensation, for each of the following Named Executive Officers was $1,058,659 for Dr. Rhines, $882,019 for Mr. Hinckley, $240,670 for Mr. Maulsby, $157,672 for Mr. Derrick, and $90,543 for Mr. Vishny.

SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 2)

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the headings “Compensation Discussion and Analysis” and “Information Regarding Executive Officer Compensation” on pages 12 to 33 above. Section 14A of the Securities Exchange Act of 1934, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires us to submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. Accordingly, the Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Compensation Discussion and Analysis” and “Information Regarding Executive Officer Compensation” in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders, is approved.”

This proposal gives you as a shareholder the opportunity to endorse or not to endorse our executive compensation program by voting for or against the above resolution. As discussed under “Compensation Discussion and Analysis” above, our executive compensation program has been carefully designed and implemented to promote the achievement of our performance objectives, ensure that executives’ interests are aligned with shareholders’ interests in our success, provide compensation opportunities that will attract, retain, and motivate superior executive personnel, and compensate executives in line with the practices of comparable high technology industry companies. Accordingly, the Board of Directors recommends that you vote FOR the above resolution.

Vote Required

Adoption of Proposal No. 2 will require that the votes cast in favor of Proposal No. 2 at the Annual Meeting exceed the votes cast against Proposal No. 2. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 2. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

Because the shareholder vote on the above resolution is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. We intend to consider the results of the shareholder vote on this proposal carefully, but will have no obligation to make any changes to our executive compensation program in response to a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL NO. 2.

APPROVAL OF AMENDMENT TO 1987 RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

(Proposal No. 3)

At the Annual Meeting of Shareholders last year, a shareholder proposal requesting the Board of Directors to take appropriate action to implement majority voting for directors was approved by the vote of approximately 90% of the shares voted on the proposal. In response to that strong expression of shareholder support, the Board of Directors has adopted, and recommends that shareholders approve, an amendment to the Company’s 1987 Restated Articles of Incorporation (the “Articles”) to implement majority voting for directors. The proposed amendment would add a new Article VIII to the Articles that would read as follows:

“ARTICLE VIII

In any election of directors of the Corporation at a meeting of shareholders at which a quorum is present, each director shall be elected if the number of votes cast “for” the director exceeds the number of votes cast “against” the director; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.”

Under Oregon law, directors are normally elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A voting standard other than a plurality may only be used if it is specified in a company’s articles of incorporation. Under the proposed amendment to the Company’s Articles, a nominee for director in an uncontested election will be elected if the number of votes cast “for” the nominee at the shareholder meeting exceeds the number of votes cast “against” the nominee. An “abstain” vote will have no effect on the outcome of the election but will be counted for purposes of determining whether a quorum is present at the shareholder meeting. For contested elections in which there are more director candidates than director positions to be elected, the voting standard will continue to be a plurality of votes cast.

Under Oregon law, an incumbent director nominee who is not re-elected at a shareholder meeting continues to serve on the Board of Directors until his or her successor is elected and qualified or until there is a decrease in the number of directors. The Board of Directors believes that it needs an orderly process to address the ongoing composition of the Board if one or more directors receive a majority of votes cast “against” their reelection. Accordingly, if the proposed amendment is adopted, the Board of Directors intends to amend the Company’s Corporate Governance Guidelines to add a policy requiring any incumbent director nominee who receives more “against” votes than “for” votes in an uncontested director election to tender his or her resignation subject to acceptance or rejection by the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation, and the Board would decide whether to accept or reject the tendered resignation within 90 days after certification of the election results.

If the proposed amendment is approved, the Company will promptly file Articles of Amendment with the Oregon Secretary of State, and the proposed amendment will become effective at that time. The new majority vote standard would then be applicable to the election of directors at the 2015 Annual Meeting of Shareholders. In the event the shareholders do not approve this proposal, the Articles will remain unchanged and director nominees in uncontested elections will continue to be elected by a plurality of the votes cast.

Vote Required

Adoption of Proposal No. 3 will require that the votes cast in favor of Proposal No. 3 at the Annual Meeting exceed the votes cast against Proposal No. 3. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 3. All valid proxies will be voted FOR Proposal No. 3 unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL NO. 3.

APPROVAL OF AMENDMENT TO 2010 OMNIBUS INCENTIVE PLAN

(Proposal No. 4)

Mentor Graphics’ 2010 Omnibus Incentive Plan (“2010 Plan”) was adopted by the Board of Directors and shareholders in 2010 and there have been no increases in shares available for issuance under the 2010 Plan since its adoption. Equity incentive compensation in the form of stock options and, more recently, time-based and performance-based restricted stock units has always been a key component of our compensation programs, and the Board of Directors believes that the continued ability to grant equity awards is essential to enable the Company to attract, retain and motivate key employees and other service providers. As of January 31, 2014, out of a total of 10,000,000 shares of common stock reserved for issuance under the 2010 Plan, only 3,992,723 shares remained available for future grants (assuming maximum payout of all outstanding performance-based restricted stock units). The Board of Directors believes that additional shares will be needed to continue to provide equity incentives under the 2010 Plan. Accordingly, in March 2014, the Board of Directors approved, subject to shareholder approval, an amendment to the 2010 Plan to reserve an additional 3,200,000 shares of Common Stock for issuance under the 2010 Plan. Grants of equity incentive awards under the 2010 Plan, net of cancellations and shares withheld to cover taxes, totaled 1,611,232 shares in fiscal year 2012, 1,909,325 shares in fiscal year 2013, and 1,399,067 shares in fiscal year 2014. Additional information about outstanding awards under the 2010 Plan is included in the Equity Compensation Plan Information table on page 28.

Shareholder approval of this Proposal No. 4 will constitute re-approval of the per-employee limit on grants of options and stock appreciation rights under the 2010 Plan of 1,000,000 shares annually, the per-employee limit on grants of performance-based awards of $5,000,000 annually, and the list of performance criteria upon which performance-based awards may be based. Re-approval of these items is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code. See “Federal Income Tax Information—Section 162(m) of the Internal Revenue Code” below.

The 2010 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed without stockholder approval. The 2010 Plan provides that, unless shareholder approval is obtained, no stock option or stock appreciation right may be (1) amended to reduce the exercise price, or (2) canceled in exchange for cash, a similar award with a lower exercise price, or any other award.

•

Shareholder approval is required for additional shares. The 2010 Plan does not contain an annual “evergreen” provision. The 2010 Plan authorizes a fixed number of shares, so shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

The material features of the 2010 Plan, as amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. A copy of the 2010 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

Description of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to attract, retain and motivate the Company’s employees, non-employee directors, and third party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s shareholders.

Administration. The 2010 Plan is administered by the Compensation Committee. Each member of the Compensation Committee must be an “independent director” under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” under Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such requirements may change from time to time.

Under the terms of the 2010 Plan, the Compensation Committee has the authority to, among other things:

•	select eligible individuals to whom awards are granted;

•	determine the types of awards to be granted;

•	determine the terms, conditions and provisions of such awards;

•	interpret and administer the 2010 Plan and any agreements for awards under the 2010 Plan; and

•	make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the 2010 Plan.

Eligibility. Awards may be granted under the 2010 Plan to employees, non-employee directors, and third party service providers of the Company and its affiliates and subsidiaries as selected by the Compensation Committee. As of January 31, 2014, approximately 5,000 employees and 6 non-employee directors were eligible to participate in the 2010 Plan. The Company does not typically make grants to third party service providers.

Number of Shares Available for Issuance, Award Limits and Adjustments. Subject to adjustment (as described below), the maximum aggregate number of shares of common stock authorized for issuance under the 2010 Plan is currently 10,000,000 and is proposed to be increased to 13,200,000 shares. Any shares of common stock that are subject to an award under the 2010 Plan or under Prior Plans will again become eligible for issuance when the award expires, is forfeited, cancelled, or otherwise terminates prior to issuance of the shares. In addition, any shares subject to an award under the 2010 Plan or under Prior Plans that are not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, or that are used to pay the option price or withholding taxes related to an outstanding award, will again become available for issuance as awards under the 2010 Plan.

Award Limits. No participant may be granted options or stock appreciation rights under the Plan for more than an aggregate of 1,000,000 shares in any fiscal year. The maximum value in cash and shares of common stock payable under all other awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code granted to any one participant in any one fiscal year shall not exceed $5,000,000.

Adjustments. In the event of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger or similar change in capital structure involving our common stock, the Compensation Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the 2010 Plan, will substitute or adjust the number or kind of shares of common stock that may be granted pursuant to the 2010 Plan, the maximum number of options and stock appreciation rights that any participant may be granted in any fiscal year, and the exercise prices of and number and kind of shares of common stock subject to outstanding awards.

Types of Awards. The 2010 Plan permits the Company to grant equity-based awards, including (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock, restricted stock units and deferred stock units; (4) performance shares and performance units; and (5) other stock-based awards. The 2010 Plan also permits the Company to grant cash-based awards and dividend equivalents.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of each stock option granted under the 2010 Plan must be at least 100% of the fair market value of a share of the common stock on the date of grant. The closing price of the common stock, as reported on NASDAQ on May __, 2014, was $XX per share. The Compensation Committee will fix the term of each option which may not exceed ten years from the grant date. Each option will vest and become exercisable at such time or times as determined by the Compensation Committee. Options may be exercised, in whole or in part, by payment in full of the exercise price in one or a combination of the following forms of payment: cash or its equivalent; the delivery of common stock already owned by the participant; broker-assisted cashless exercise; or such other method as may be permitted by the Compensation Committee.

Stock Appreciation Rights. The grant price of a stock appreciation right (“SAR”) will be at least 100% of the fair market value of the common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the Compensation Committee. The Compensation Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The Compensation Committee will fix the term of each SAR which may not exceed ten years from the grant date.

Restricted Stock, Restricted Stock Units and Deferred Stock Units. Shares of restricted stock, restricted stock units and deferred stock units may be granted under the 2010 Plan. Restricted stock is a grant of shares to a participant subject to forfeiture if vesting conditions are not satisfied. Restricted stock units are similar to restricted stock except that no shares are actually issued to the participant until vesting conditions have been satisfied. Deferred stock units are similar to restricted stock units except that the issuance of shares will be further delayed after vesting as specified in the award agreement. The number of shares subject to an award, the vesting conditions, and any other terms and conditions of awards shall be determined by the Compensation Committee and set forth in the award agreement.

Performance Shares and Performance Units. Performance shares and/or performance units may be granted under the 2010 Plan in such amounts and upon such terms as the Compensation Committee shall determine. With respect to an award of performance shares and/or performance units, the Compensation Committee shall establish performance periods and performance goals. The extent to which performance goals are achieved during the applicable performance period will determine the value and/or the number of performance shares and/or performance units earned by a participant. Payment of earned performance shares and/or performance units will be in cash, shares of common stock, or some combination of cash and shares of common stock, as determined by the Compensation Committee and stated in the award agreement.

Other Stock-Based Awards. Other stock-based or stock-related awards (including, without limitation, the grant or offer for sale of unrestricted shares of common stock or the payment in cash of amounts based on the value of shares of common stock) may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Compensation Committee. Other stock-based awards will be paid in cash or shares of common stock, as determined by the Compensation Committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Cash-Based Awards. Cash-based awards may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Compensation Committee. Each cash-based award will specify a payment amount or payment range, and will be paid in cash or shares of common stock, as determined by the Compensation Committee. If the cash-based awards are subject to performance goals, the amount of the cash-based award that will be paid out to the participant will depend on the extent to which the performance goals are met.

Dividend Equivalents. With the exception of options and SARs, awards under the 2010 Plan may, in the Compensation Committee’s discretion, earn dividend equivalents with respect to the cash dividends that would have been paid on the shares of common stock covered by such awards had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as determined by the Compensation Committee. If dividend equivalents are granted in connection with a performance-based award, no payout of the dividend equivalents shall be made with respect to any portion of the award as to which the performance conditions are not satisfied.

Performance Measures. If the Compensation Committee intends to qualify a performance-based award under the 2010 Plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, the performance goals selected by the Compensation Committee must be based on the achievement of specified levels of one or more of the following performance measures: revenue; bookings; gross profit or margin; operating income or margin; exit rate operating income margin (derived by annualizing the cost of sales and operating expense structure in place at fiscal year-end compared to the actual revenues generated in that fiscal year); earnings before or after taxes, interest, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); operating expenses (including cost reductions); return measures (including return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); asset turnover (including days sales outstanding); reduction in leverage; market share; working capital; and economic value added or EVA (net operating profit after tax minus the result of capital multiplied by the cost of capital). To be qualified, the performance goals must be set within the first 25% of the performance period, but not more than 90 days after the beginning of the performance period.

Any of the performance measures specified in the 2010 Plan, or any combination thereof, may be used to measure the performance of the Company or any affiliate and/or subsidiary, as a whole, or any business unit of the Company, or any affiliate and/or subsidiary, as the Compensation Committee deems appropriate. Performance measures may be compared to (i) the performance of a group of comparator companies, (ii) a published or special index that the Compensation Committee deems appropriate, or (iii) other benchmarks approved by the Compensation Committee. The Compensation Committee may also provide for accelerated vesting of any award based on the achievement of performance goals.

The Compensation Committee may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs, executive termination costs or other special charges; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expense; intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards.

The Compensation Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards.

Change in Control. The Company’s current practice with respect to stock options and restricted stock units granted to employees is to provide so-called “double trigger” acceleration upon a change in control of the

Company. In general under this provision, the vesting of options and restricted stock units is accelerated if, within one year after a change in control, a participant’s employment is terminated by the Company without cause, by the participant with good reason, or as a result of death or disability. Vesting will also accelerate if the Company is acquired and the acquiring company does not assume outstanding options and restricted stock units. The present intention of the Compensation Committee is to continue the Company’s current practice regarding “double trigger” acceleration upon a change in control.

Repricing Prohibition. The 2010 Plan provides that, unless shareholder approval is obtained, no stock option or SAR may be (1) amended to reduce the exercise price, or (2) canceled in exchange for cash, a similar award with a lower exercise price, or any other award.

Amendment and Termination. Subject to certain exceptions, the Compensation Committee has the authority to amend the 2010 Plan or any outstanding award agreement at any time and from time to time provided that (1) no amendment to the 2010 Plan may be made without approval of the Company’s shareholders if such approval is required under NASDAQ rules or any other applicable laws, rules or regulations, and (2) no amendment of the 2010 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2010 Plan without the written consent of the participant holding such award. The Board of Directors may terminate the 2010 Plan at any time. Unless sooner terminated by the Board of Directors, the 2010 Plan will terminate ten years after the last approval by the Board of Directors of an increase in shares available for issuance under the 2010 Plan. Accordingly, shareholder approval of this Proposal No. 4 will have the effect of extending the term of the 2010 Plan to March 5, 2024.

Federal Income Tax Information

The following is a general summary, as of the date of this Proxy Statement, of the United States federal income tax consequences to participants and the Company of grants under the 2010 Plan. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance for participants in the 2010 Plan.

Incentive Stock Options

A participant will recognize no regular income upon grant or exercise of an incentive stock option. However, the amount by which the market value of shares issued upon exercise of an incentive stock option exceeds the exercise price is included in the participant’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If a participant exercises an incentive stock option and does not dispose of any of the shares within two years following the date of grant and within one year following the date of exercise, then any gain upon subsequent disposition will be treated as long-term capital gain. If an employee disposes of shares acquired upon exercise of an incentive stock option before expiration of either the one-year or the two-year holding period, any amount realized will be taxable as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed a tax deduction either at the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by a participant, the Company will generally be entitled to a deduction to the extent the participant realizes ordinary income.

Nonqualified Stock Options

No income is realized by the recipient of a nonqualified stock option until the option is exercised. At the time of exercise of the nonqualified stock option, the participant will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income and employment taxes on such income if the participant is an employee. Upon sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period.

SARs

No income is realized by the recipient of a SAR until the SAR is exercised. At the time of exercise of the SAR, the participant will realize ordinary income, and the Company will generally be entitled to a deduction, equal to the market value of shares or the amount of cash received by the participant. The Company is required to withhold income and employment taxes on such income if the participant is an employee.

Stock and Stock Unit Awards

A participant who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Internal Revenue Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the participant will realize taxable income in each year in which a portion of the shares substantially vest, unless the participant elects under Section 83(b) of the Internal Revenue Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the participant at the same time or times as the participant recognizes income with respect to the shares. The Company is required to withhold income and employment taxes on such income if the participant is an employee.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year, excluding any person who served as principal financial officer during the year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options or stock appreciation rights may be granted, Shareholder approval of this Proposal No. 4 will constitute re-approval of the per-employee limit under the 2010 Plan previously approved by the shareholders. Other requirements are that options be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if shareholders approve this proposal, compensation received on the exercise of options granted under the 2010 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Internal Revenue Code if the performance-based award and the plan meet certain requirements. One of these requirements is shareholder approval at least once every five years of the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in the 2010 Plan. Shareholder approval of this Proposal No. 4 will constitute re-approval of the performance criteria and maximum amount payable under performance-based awards previously approved by the shareholders. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that if shareholders approve this proposal, compensation received on vesting of performance-based awards granted under the 2010 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Non-U.S. Income Tax Obligations

The tax obligations for grants to foreign individuals may differ from the U.S. federal income tax obligations summarized above.

Plan Benefits

Information regarding time-based and performance-based restricted stock units granted in fiscal year 2014 to the Named Executive Officers under the 2010 Plan is set forth in the Grants of Plan-Based Awards table above. All executive officers as a group were granted time-based restricted stock units for a total of 188,643 shares and performance-based restricted stock units for a maximum total of 245,232 shares under the 2010 Plan in fiscal year 2014. Time-based restricted stock units for a total of 1,238,881 shares were granted to employees who are not executive officers and for a total of 43,632 shares were granted to non-employee directors under the 2010 Plan in fiscal year 2014.

Vote Required

The affirmative vote of the holders of at least a majority of the Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required for adoption of Proposal No. 4. Abstentions will therefore have the same effect as “no” votes in determining whether the proposal is approved. Broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 4. All valid proxies will be voted FOR Proposal No. 4 unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL NO. 4.

APPROVAL OF AMENDMENTS TO 1989 EMPLOYEE STOCK PURCHASE PLAN AND

FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 5)

Mentor’s 1989 Employee Stock Purchase Plan (“1989 Plan”) was adopted by the Board of Directors and shareholders in 1989. Mentor’s Foreign Subsidiary Employee Stock Purchase Plan (“Foreign Sub Plan” and collectively referred to herein with the 1989 Plan as the “Plans”) was adopted by the Board of Directors in 2002 and by shareholders in 2004. Shareholders last approved increases in shares available for issuance under the Plans in 2011.

The 1989 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company and its U.S. subsidiaries to acquire Common Stock through regular payroll deductions of up to 10% of an employee’s salary, with an annual limit of $25,000 in fair market value. An aggregate of 31,650,000 shares of Common Stock has been reserved for issuance under the 1989 Plan. As of January 31, 2014, only 2,157,685 shares of Common Stock were available for purchase under the 1989 Plan.

The Foreign Sub Plan provides a flexible alternative to the 1989 Plan for offering Company stock to employees of foreign subsidiaries on terms that may vary by jurisdiction. Under U.S. tax law, all participants in the 1989 Plan must have “equal rights and privileges,” so variations in terms are not permitted under that plan. The Foreign Sub Plan provides for the offering and sale of Common Stock to employees of non-U.S. subsidiaries of the Company on terms substantially identical to the terms offered to U.S. employees under the 1989 Plan. An aggregate of 5,900,000 shares of Common Stock has been reserved for issuance under the Foreign Sub Plan. As of January 31, 2014, only 389,139 shares of Common Stock were available for purchase under the Foreign Sub Plan.

The Board of Directors believes that the Plans promote the interests of the Company and its shareholders by encouraging employees of the Company and its subsidiaries to become shareholders, and therefore promote the Company’s growth and success. The Board also believes that the Plans are an important factor in the Company’s continuing ability to offer a competitive benefit package to existing and prospective employees of the Company and its subsidiaries.

The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees of the Company and its subsidiaries with benefits under the Plans and that additional shares must be reserved for use under each of the Plans. Accordingly, in March 2014, the Board of Directors approved, subject to shareholder approval, amendments to reserve an additional 3,000,000 shares of Common Stock for issuance under the 1989 Plan and an additional 1,000,000 shares of Common Stock for issuance under the Foreign Sub Plan. Copies of the 1989 Plan and the Foreign Sub Plan, each as proposed to be amended, are attached to this Proxy Statement as Exhibits B and C, respectively.

Description of the Plans

The essential features of the Plans are outlined below.

Eligibility

Except as described below, all regular employees of the Company and its U.S. subsidiaries, including employees who are officers or directors, are eligible to participate in the 1989 Plan and all regular employees of designated subsidiaries of the Company organized under the laws of a country other than the United States are eligible to participate in the Foreign Sub Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in either of the Plans. Approximately 2,200 employees are eligible to participate in the 1989 Plan and approximately 2,000 employees are eligible to participate in the Foreign Sub Plan.

Option Grant and Purchase of Shares

The Plans provide for six-month offerings (“Offerings”) with a new Offering commencing on January 1 and July 1 of each year. The first day of each Offering is the “Offering Date” and the last day of each Offering is the “Purchase Date” for that Offering. On each Offering Date, each eligible employee is granted an option to purchase no more than 6,000 shares on the Purchase Date; provided that no option may permit an employee’s right to purchase shares under either of the Plans to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date). Each eligible employee may elect to participate in the 1989 Plan or the Foreign Sub Plan, as the case may be, by filing a subscription and payroll deduction authorization. Shares may be purchased under the Plans only through payroll deductions of up to 10% (20% in the case of employees in Egypt and India) of an employee’s eligible compensation. On each Purchase Date, the amounts withheld are applied to purchase shares for the employee from the Company at a purchase price equal to the lesser of 85 percent of the fair market value of the Common Stock on the Offering Date or on the Purchase Date.

An employee may terminate participation in either of the Plans by written notice to the Company at least two weeks before the Purchase Date. The employee will then receive all funds withheld from his or her pay that had not yet been used to purchase shares. An employee may not reinstate participation in his or her respective plan with respect to a particular Offering, but may participate in subsequent Offerings. The rights of employees under the Plans are not transferable.

Administration

The Compensation Committee administers the Plans. The Compensation Committee may promulgate rules and regulations, adopt forms, decide any question of interpretation or rights arising under, and generally supervise the administration of, the Plans. The Company pays all expenses of the Plans.

Custodian

Independent custodians (each a “Custodian”) maintain the records and employees’ cash accounts under the Plans. Shares purchased by employees under the Plans are delivered to and held by the Custodians on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold at the market price at the time the order is executed.

Amendments

The Board of Directors may amend the 1989 Plan; however, approval by the Company’s shareholders is required for amendments that increase the number of shares reserved for the 1989 Plan or decrease the purchase price of shares offered under the 1989 Plan. The Board of Directors may amend the Foreign Sub Plan from time to time in any and all respects, subject to applicable NASDAQ rules. The Board of Directors may terminate the Plans at any time and refund all amounts withheld from employees’ pay that had not yet been used to purchase shares.

U.S Federal Income Tax Consequences

The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Offering Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of: (1) the excess of the fair market value of the shares at the time of disposition over the purchase price; or (2) the excess of the fair market value of the shares on the Offering Date over the option price (determined as if the option had been exercised on the Offering Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

If an employee disposes of shares purchased under the 1989 Plan within two years after the Offering Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee’s holding period for the shares. In the event of a disposition within such period, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Purchases Under the Plans

The following table indicates shares purchased during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	1989 Plan		Foreign Sub Plan
	Shares Purchased (Jun. 2013 and Dec. 2013)		Shares Purchased (Jun. 2013 and Dec. 2013)
Name	Dollar Value(1)	Number of Shares	Dollar Value(1)	Number of Shares
Walden C. Rhines	$7,462	1,468	$0	0
Gregory K. Hinckley	$0	0	$0	0
L. Don Maulsby	$0	0	$0	0
Brian M. Derrick	$7,462	1,468	$0	0
Michael H. Vishny	$0	0	$0	0
All Executive Officers (7 persons)	$23,565	4,404	$0	0
All Employees, excluding Executive Officers	$6,882,781	1,143,372	$2,505,819	405,899

(1)	“Dollar Value” equals the difference between the price paid for shares purchased under the Plans and the fair market value of the shares on the date the shares were purchased.

Vote Required

Adoption of Proposal No. 5 will require that the votes cast in favor of Proposal No. 5 at the Annual Meeting exceed the votes cast against Proposal No. 5. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 5. All valid proxies will be voted FOR Proposal No. 5 unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL PROPOSAL NO. 5.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

(Proposal No. 6)

The Audit Committee, comprised of independent members of the Board of Directors, has appointed KPMG LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the fiscal year 2015 (ending January 31, 2015), subject to ratification by the Company’s shareholders. In taking this action, the Audit Committee considered carefully KPMG LLP’s performance for the Company in that capacity since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

Because the members of the Audit Committee value shareholders’ views on the Company’s independent auditors, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of KPMG LLP. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of KPMG LLP is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Vote Required

Adoption of Proposal No. 6 will require that the votes cast in favor of Proposal No. 6 at the Annual Meeting exceed the votes cast against Proposal No 6. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 6. All valid proxies will be voted FOR Proposal No. 6 unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL NO. 6.

AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee met with management and the Company’s independent auditors, KPMG LLP, to review and discuss the Company’s audited financial statements including management’s annual assessment of and report on internal control over financial reporting. We discussed with KPMG and the Company’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with KPMG matters related to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

AUDIT COMMITTEE

Patrick B. McManus, Chair

Keith L. Barnes

David S. Schechter

INDEPENDENT AUDITORS

The aggregate fees billed by KPMG LLP and/or accrued by the Company for the audit and other professional services rendered in fiscal year 2013 and fiscal year 2014 were as follows:

	FY2013	FY2014
Audit Fees(1)	$2,040,786	$2,252,139
Audit-Related Fees(2)	$2,183	$10,810
Tax Fees(3)	$683,020	$681,259
All Other Fees	$0	$0

(1)

Audit Fees represent fees for services performed in connection with the audit of the Company’s financial statements. Services include review of related 10-Qs and 10-Ks, the audit of internal control over financial reporting for purposes of issuing an opinion, attendance at Audit Committee meetings at which matters related to the reviews or audit were discussed, consultation on matters that arose during or as a result of a review or audit, preparation of “management letters,” the audit of the income tax provision, and the audit of purchase accounting for mergers and acquisitions. Audit Fees also include fees for statutory audit services.

(2)	Audit-Related Fees are for a subscription to KPMG’s accounting research tool and other consulting services.

(3)	Tax Fees represent fees for the preparation and review of income tax returns, assistance with audits by taxing jurisdictions and tax consulting services provided regarding accounting and tax issues.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services, the nature of the fee arrangement, and is generally subject to a specific budget. Management periodically reports to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve all services performed by the Company’s independent auditors, provided that the Chair and management report any decision to pre-approve such services to the full Audit Committee at its next regular meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in fiscal year 2014.

ETHICS POLICIES

The Company has a code of conduct, which is referred to as our Standards of Business Conduct. All employees including executives and officers of the Company are to perform their work guided by the Company’s Standards of Business Conduct. The Standards of Business Conduct set forth worldwide standards of conduct for the Company’s business environment that include compliance with laws and contractual requirements, avoiding conflicts of interest, integrity in financial reporting, conducting business in an honest and ethical manner and otherwise acting with integrity and in the Company’s best interest. The Chair of the Audit Committee of the Board of Directors and the Company’s General Counsel are the Company’s Compliance Officers for the Standards of Business Conduct and employees are encouraged to ask questions or bring potential violations to the attention of either of the Compliance Officers. The Company has a “no retaliation” policy for employees who conscientiously and thoughtfully report possible illegal or unethical situations to the Compliance Officers.

The Company also has a Director Code of Ethics. This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws by the Company’s directors. Copies of the Company’s Standards of Business Conduct and Code of Ethics are posted on the Company’s website at www.mentor.com/company/investor_relations/charters_ethics. Disclosures regarding amendments to the Standards of Business Conduct and the Code of Ethics will also be provided on the Company’s website.

DIRECTIONS TO THE ANNUAL MEETING

The Annual Meeting will be held at our principal executive offices located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. Directions can be found at http://www.mentor.com/company/office_locations/headquarters/directions_wv.

MANNER AND COST OF PROXY SOLICITATION

The Company will pay for the entire cost of soliciting proxies pursuant to this Proxy Statement. In addition to solicitation by mail, our directors, executive officers and employees may, without additional compensation, solicit proxies by telephone or other electronic means.

We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $15,000 plus out-of-pocket expenses. In addition, we may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. We will furnish copies of solicitation material to such brokerage houses and other representatives.

HOUSEHOLDING

Householding is a procedure under which shareholders who have the same address and last name receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other nominee, unless one or more of these shareholders notifies the company, bank, broker or other nominee that they wish to continue to receive individual copies. At the present time, we do not “household” for any of our shareholders of record. However, if you hold shares in street name, your bank, broker or other nominee may be delivering only one copy of this Proxy Statement and our Annual Report/Form 10-K to multiple shareholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other nominee has received contrary instructions from one or more of the affected shareholders in the household.

If you received only a single set of proxy materials and would like to receive a separate set of materials, follow the instructions described below and we will deliver another set to you promptly. Similarly, if you share an address with another shareholder(s) and you would like to request to receive only a single set of our annual disclosure documents in the future, follow the instructions below:

1. If your shares are registered in your own name, please write or call us at the following address or telephone number: Mentor Graphics Corporation, 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777, Attention: Investor Relations, telephone (503) 685-1462.

2. If a bank, broker or other nominee holds your shares in street name, please contact your bank, broker or other nominee directly.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

SHAREHOLDER PROPOSALS

Our bylaws require shareholders to give us advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2015 Annual Meeting of Shareholders, the shareholder’s notice must be received at our principal executive office no later than April 12, 2015. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders must be received at our principal executive office no later than January 12, 2015.

By Order of the Board of Directors

Dean Freed

Vice President, General Counsel and Secretary

Exhibit A

Mentor Graphics Corporation

2010 Omnibus Incentive Plan(1)

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Mentor Graphics Corporation, an Oregon corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Mentor Graphics Corporation 2010 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the issuance of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Non-employee Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract and retain able individuals to become Employees, Non-employee Directors or Third Party Service Providers of the Company. This Plan is intended to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate on March 10, 2020; provided, however, that the term of this Plan shall be extended for ten years following any action by the Board approving an increase in the number of Shares available for issuance under the Plan, which action is subsequently approved within 12 months by the stockholders. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through an interest of more than fifty percent (50%) by reason of stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including

(1)	Double-underlined matter is new; matter crossed out is proposed to be deleted.

any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may modify the Company’s Award process from time to time in its sole discretion, including by providing for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Awards” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8 “Change of Control” means a situation where any of the following events occur:

(a) Acquisition of Stock by Third Party. The acquisition by any Person of Beneficial Ownership of 40% or more of either the then-outstanding shares of common stock of the Company or the Outstanding Voting Securities; provided, however, that, for purposes of this Section 2.8(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company;

(b) Change in Board of Directors. Individuals who, as of the Grant Date of an Award, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the Grant Date or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(c) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) all or substantially all of the Persons who were Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction either owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Securities; (ii) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the board of directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions); or

(e) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar or successor item on any similar or successor schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and any successor or similar provision.

2.10 “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. Each member of the Compensation Committee or any other such committee must be an “independent director” under NASDAQ rules, an “outside director” for purposes of Code Section 162(m), and a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as such requirements may change from time to time.

2.11 “Company” means Mentor Graphics Corporation, an Oregon corporation, and any successor thereto as provided in Article 19 herein.

2.12 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13 “Deferred Stock Unit” means an Award granted to a Participant pursuant to Article 8 giving the Participant a contractual right to receive a stated number of Shares or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, the Affiliate, or the Subsidiary on the payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as a contingent worker, independent contractor, consultant, or any employee of a franchise, master distributor, employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company for purposes protected under law including, without limitation, medical leave, leave to care for a family member, maternity- paternity- or adoptive leave, leave for military service or leave to participate in mandatory legal process or (ii) transfers or Company-initiated relocations between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the commencement of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means

(a) A price of a Share that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the

New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value on any day shall be deemed to be equal to the closing price of a Share of the Company’s common stock on NASDAQ on that day or, if that day is not a trading day, on the prior trading day.

(b) If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on the day of determination or, if that day is not a trading day, the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(c) In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in such manner as it deems appropriate.

2.18 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.19 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.21 “Non-employee Director” means a Director who is not an Employee.

2.22 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.24 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.26 “Outstanding Voting Securities” shall mean the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.27 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.28 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan is intended nor shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Measures” means measures, as described in Article 12, on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share” means an Award under Article 9 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance goals, as described in Article 12, have been achieved.

2.32 “Performance Unit” means an Award under Article 9 and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance goals, as described in Article 12, have been achieved.

2.33 “Period of Restriction” means the period, if any, when Restricted Stock, Restricted Stock Units or Deferred Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.34 “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35 “Plan” means the Mentor Graphics Corporation 2010 Omnibus Incentive Plan.

2.36 “Plan Year” means the Company’s fiscal year that begins February 1 and ends January 31.

2.37 “Prior Plans” means the Mentor Graphics Corporation 1982 Stock Option Plan, the Mentor Graphics Corporation Nonqualified Stock Option Plan, the Mentor Graphics Corporation 1986 Stock Plan and the Mentor Graphics Corporation 1987 Non-Employee Directors’ Stock Plan.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 under which Shares are actually issued to the Participant on the Grant Date, subject to forfeiture or repurchase during the Period of Restriction.

2.39 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually issued to the Participant on the Grant Date.

2.40 “Share” means a share of common stock of the Company.

2.41 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7.

2.42 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.43 “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, including, without limitation, the requirements to obtain stockholder approval, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.17 of the Plan;

(e) To amend the Plan or any Award Agreement as provided in the Plan;

(f) To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g) To authorize any person to execute on behalf of the Company any instrument required to grant an Award previously granted by the Committee;

(h) To determine whether Awards will be settled in Shares, cash, or in any combination;

(i) To determine whether Awards will be adjusted for dividend equivalents, meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(j) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k) Subject to Section 17.1(b), to authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;

(l) To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(m) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of Shares authorized and available for issuance under the Plan shall be 13,200,000 ~~10,000,000~~ plus the number of Shares subject to outstanding stock options or restricted stock units under the Prior Plans as of the date of stockholder approval of this Plan that thereafter expire or terminate without issuance of the Shares. In connection with approving this Plan, the Board of Directors has approved a resolution that, effective upon receipt of stockholder approval of this Plan, any Shares available for issuance under the Prior Plans that are not subject to outstanding awards under the Prior Plans will no longer be available for issuance under the Prior Plans.

4.2 Shares Available for Issuance. Shares covered by an Award shall be counted as used only to the extent they are issued. Any Shares related to Awards under this Plan or under Prior Plans that terminate by expiration, forfeiture (including through repurchase of the Shares at original cost), cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. In addition, any Shares that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option under this Plan or Prior Plans, and any Shares withheld or used to pay the Option Price or withholding taxes related to an outstanding Award under this Plan or Prior Plans, shall be available again for grant under this Plan. Cash-Based Awards, Performance Units and any other Awards that are not settled by issuance of Shares shall not reduce the Shares available for issuance under the Plan.

4.3 Annual Award Limits. No Participant may be granted Options or SARs under the Plan for more than an aggregate of 1,000,000 Shares in an Plan Year, as may be adjusted pursuant to Section 4.4. The maximum dollar amount payable under all Performance Unit Awards and Cash-Based Awards that are intended to qualify as Performance-Based Compensation plus the maximum value of Shares under all Performance Share Awards and Other Stock-Based Awards that are intended to qualify as Performance-Based Compensation, in the aggregate, granted to any one Participant in any one Plan Year shall not exceed $5,000,000; for this purpose, the value of Shares shall be the FMV of the Shares on the Grant Date of the applicable Award.

4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(b) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c) Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits either under this Plan or outside of this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424 and 409A, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Non-employee Directors, and Third Party Service Providers.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form and using a means specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price, as specified in the Award Agreement. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) in cash or its equivalent;

(b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c) by a cashless (broker-assisted) exercise;

(d) by any combination of (a), (b) and (c); or

(e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a) Special ISO Definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c) Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of a 10% owner, the Option Price may not be not less than 110% of such Fair Market Value).

(e) Right to exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant or, in the event of the Participant’s death, by his estate or heirs (as permitted under Code Section 422(b)(5)).

(f) Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.

(g) Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation, and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Incentive Stock Options were granted.

(h) Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(i) Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (as permitted under Code Section 422(b) (5)); provided, however, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be awarded to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.5 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) the number of Shares with respect to which the SAR is exercised.

7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8 Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock, Restricted Stock Units and Deferred Stock Units

8.1 Grant of Restricted Stock, Restricted Stock Units or Deferred Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Shares of Restricted Stock, Restricted Stock Units and/or Deferred Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued to the Participant until the Period of Restriction has expired and any other performance-based or other vesting conditions have been satisfied. Deferred Stock Units shall be similar to Restricted Stock Units except that the issuance of Shares shall be further delayed after vesting as specified under the terms of the Award.

8.2 Restricted Stock, Restricted Stock Unit or Deferred Stock Unit Agreement. Each Restricted Stock, Restricted Stock Unit and/or Deferred Stock Unit award shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock, Restricted Stock Units or Deferred Stock Units awarded pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific performance goals, as provided for in Article 12, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock, Restricted Stock Units or Deferred Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units and Deferred Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Mentor Graphics Corporation 2010 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Mentor Graphics Corporation.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock awarded hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units awarded hereunder until Shares are issued.

Article 9. Performance Units/Performance Shares

9.1 Award of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall, in its sole discretion, set performance goals, as provided for in Article 12. The extent to which the performance goals are met will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based Awards or Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may, in its sole discretion, establish performance goals, as provided for in Article 12. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards and/or the amount of the Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards or Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Article 11. Transferability of Awards and Shares

11.1 Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. Except as provided in Section 6.7(i), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	revenue;
(b)	bookings;
(c)	gross profit or margin;
(d)	operating income or margin;
(e)	exit rate operating income margin (derived by annualizing the cost of sales and operating expense structure in place at fiscal year-end compared to the actual revenues generated in that fiscal year);
(f)	earnings before or after taxes, interest, depreciation, and/or amortization;
(g)	net earnings or net income (before or after taxes);
(h)	earnings per share;
(i)	share price (including, but not limited to, growth measures and total stockholder return);
(j)	operating expenses (including cost reductions);
(k)	return measures (including return on assets, capital, invested capital, equity, sales, or revenue);
(l)	cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(m)	asset turnover (including days sales outstanding);
(n)	reduction in leverage;
(o)	market share;
(p)	working capital; and
(q)	economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any of the above Performance Measure(s), or any combination thereof, may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, as the Committee may deem appropriate. Performance Measures may be compared to (i) the performance of a group of comparator companies, (ii) a published or special index that the Committee, in its sole discretion, deems appropriate, and/or (iii) other benchmarks approved by the Committee. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events or income or expense items that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, executive termination costs or other special charges, (e) extraordinary items as defined by generally accepted accounting principles or any successor there to, (f) acquisitions or divestitures, including asset sales, (g) the positive or negative impact of foreign exchange movements, (h) stock-based compensation expense, (i) in-process research and development expenses, (j) intangible asset amortization, (k) integration and other one-time expenditures or other adjustments related to acquisitions, (l) acquisition costs, (m) merger costs, including severance, lease and other facility costs of the acquired company, (n) gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments issued by the Company from time to time, and (o) the positive or negative impacts associated with the implementation of International Financial Reporting Standards (“IFRS”). To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Subject to Section 12.4, Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax or securities laws or regulations or court or regulatory decisions change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to a NQSO, ISO, or SAR Award, and if any Award for which dividend equivalents have been granted has its vesting dependent upon the achievement of one or more Performance Measures, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes vested.

Article 14. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15. Rights of Participants

15.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company, its Affiliates, and/or its Subsidiaries at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Non-employee Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change of Control

16.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a) Outstanding Options and SARs exchanged for Replacement Awards. Upon a Change of Control, if an award meeting the requirements of Section 16.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b) Outstanding Options and SARs not exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in paragraph (a) above, then such Options and Stock Appreciation Rights may become fully vested and exercisable if approved by the Committee or provided for in the Award Agreement.

(c) Service-Based Outstanding Awards other than Options and SARs. Upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate may vest in full and be free of restrictions related to the vesting or transferability of such Awards if approved by the Committee or provided for in the Award Agreement.

(d) Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b) or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e) Committee discretion regarding treatment of Awards not exchanged for Replacement Awards. Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment)

equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

16.2 Replacement Awards. An award shall qualify as a Replacement Award if: (i) it has a value in the aggregate at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or of another entity that is affiliated with the Company or of its successor following the Change of Control; and (iii) its other terms and conditions are in the aggregate not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

Article 17. Amendment and Termination

17.1 Amendment and Termination of the Plan and Award Agreements.

(a) Subject to subparagraphs (b) and (c) of this Section 17.1 and Section 17.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs without stockholder approval.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations or the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 17.2 without further consideration or action.

17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 17.2, 17.4, or 20.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b) The Committee may specify in an Award Agreement that, if any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Company may recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. Unless otherwise specified in the Award

Agreement, the amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

20.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such national securities exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Participants Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Non-employee Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b) determine which Employees, Non-employee Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c) modify the terms and conditions of any Award granted to Employees, Non-employee Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, and any such subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid them in meeting their obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Deferred Compensation.

(a) The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b) Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 20.14(b) without further consideration or action.

20.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Oregon, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Oregon to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

20.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

EXHIBIT B

MENTOR GRAPHICS CORPORATION

1989 EMPLOYEE STOCK PURCHASE PLAN(1)

1. Purpose of the Plan. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage employees to become shareholders. In May 2002, the Company adopted its Foreign Subsidiary Employee Stock Purchase Plan (Foreign Sub Plan) pursuant to which employees of selected foreign subsidiaries are provided a similar opportunity to purchase common stock as an alternative to the Plan.

2. Shares Reserved for the Plan. There are 34,650,000 ~~31,650,000~~ shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4. Eligible Employees. Except as provided below, all regular employees of the Company and all regular employees of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who has been in the active service of the Company or any Participating Subsidiary for at least one full month prior to the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

5. Offerings.

(a) Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year. Each Offering commencing on January 1 of any year shall end on June 30 of that year, and each Offering commencing on July 1 of any year shall end on December 31 of that year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

(b) Grants; Limitations. On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the Offering for the price

(1)	Double-underlined matter is new; matter crossed out is proposed to be deleted.

determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 6,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section 423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

6. Participation in the Plan.

(a) Initiating Participation. Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline” for the Offering, which shall be a date approximately two weeks prior to the Offering Date as determined for each Offering by the Company’s senior human resources executive and communicated to Optionees. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to deduct a designated amount from each of the Optionee’s regular paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than 1 percent or greater than 10 percent of the gross amount of the Optionee’s base salary, Bonus Compensation (as defined below), hourly compensation, including overtime pay, and commission earnings, for each payroll period. “Bonus Compensation” shall consist of compensation paid under regular annual incentive compensation programs, and shall specifically exclude discretionary spot or merit bonuses, relocation bonuses and promotion bonuses. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. If an employee who is participating in the Foreign Sub Plan ceases to be eligible to participate in the Foreign Sub Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the Foreign Sub Plan, the participant’s subscription and payroll deduction authorization submitted under the Foreign Sub Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

(b) Amending Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck in a new Offering submitted no later than the Subscription Deadline for that Offering. Notwithstanding the foregoing, because the amount of payroll deductions under the Plan from any Optionee during any calendar year that can be applied to purchase shares pursuant to the Plan under the limitation set forth in paragraph 5(b)(ii) of the Plan cannot exceed $21,250, (i) payroll deductions from any Optionee shall be suspended once the amount of payroll deductions in any calendar year from that Optionee reaches $21,250, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the current Offering, and (iii) payroll deductions from the Optionee shall resume as of the first Offering in the next calendar year at the rate set forth in the Optionee’s then effective payroll deduction authorization.

(c) Terminating Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the current Offering and the Plan any time prior to the Subscription Deadline for the next Offering by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an

Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

7. Purchase of Shares. All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 9. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 9. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8. Option Price. The price at which Common Stock shall be purchased in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price on that date as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors; provided, however, that if an Offering Date or Purchase Date is a date on which the principal market in which the Common Stock trades is not open for trading, then the fair market value shall be the closing price or other reported value on the immediately preceding trading day.

9. Delivery and Custody of Shares. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed. By appropriate instructions to the Custodian following the death of an Optionee, the Optionee’s personal representative or other authorized person may (a) obtain transfer of all or part of the shares held by the Custodian for the Optionee’s account into the name of the person or persons entitled thereto under the Optionee’s will or the laws of descent and distribution, or (b) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the name of the person or persons entitled thereto under the Optionee’s will or the laws of descent and distribution, either with the firm then acting as Custodian or with another firm.

10. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

11. Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

12. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

13. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

14. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

15. Tax Withholding. Each Optionee who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

16. Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

17. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

18. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

19. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan. The Company will have no obligations on account of any such termination other than to pay to each Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

EXHIBIT C

MENTOR GRAPHICS CORPORATION

FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN(1)

1. Purpose of the Plan. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The Company has previously operated its 1989 Employee Stock Purchase Plan (1989 Plan) pursuant to which employees of the Company and designated subsidiaries have had a similar opportunity to purchase common stock. The purpose of the Company’s Foreign Subsidiary Employee Stock Purchase Plan (Plan) is to provide an alternative to the 1989 Plan as a means by which employees of selected foreign subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage those employees to become shareholders.

2. Shares Reserved for the Plan. There are 6,900,000 ~~5,900,000~~ shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4. Eligible Employees; Egypt/India Employees. Except as provided below, all regular employees of each corporate subsidiary of the Company that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who has been in the active service of any Participating Subsidiary for at least one full month prior to the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year. As used in the Plan, the term “Egypt/India Employee” means a regular employee of a Participating Subsidiary who has had his or her home office in Egypt or India for at least one full month prior to the applicable Offering Date.

5. Offerings.

(a) Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year. Each Offering commencing on January 1 of any year shall end on June 30 of that year, and each Offering commencing on July 1 of any year shall end on December 31 of that year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

(b) Grants; Limitations. On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the Offering for the price

(1)	Double-underlined matter is new; matter crossed out is proposed to be deleted.

determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 6,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all employee stock purchase plans of the Company and its parent and subsidiaries to accrue at a rate that exceeds US$25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

6. Participation in the Plan.

(a) Initiating Participation. Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline” for the Offering, which shall be a date approximately two weeks prior to the Offering Date as determined for each Offering by the Company’s senior human resources executive and communicated to Optionees. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to deduct a designated amount from each of the Optionee’s regular paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than 1 percent or greater than 10 percent (20 percent in the case of an Egypt/India Employee) of the gross amount of the Optionee’s base salary, Bonus Compensation (as defined below), hourly compensation, including overtime pay, and commission earnings (“Covered Compensation”), for each payroll period. “Bonus Compensation” shall consist of compensation paid under regular annual incentive compensation programs, and shall specifically exclude discretionary spot or merit bonuses, relocation bonuses and promotion bonuses. Each Participating Subsidiary will promptly remit the amount of payroll deductions to the Company. If an employee who is participating in the 1989 Plan ceases to be eligible to participate in the 1989 Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the 1989 Plan, the participant’s subscription and payroll deduction authorization submitted under the 1989 Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

(b) Amending Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck in a new Offering submitted no later than the Subscription Deadline for that Offering. If an Optionee who is an Egypt/India Employee, and who has specified a payroll deduction amount greater than 10 percent of Covered Compensation, ceases to be an Egypt/India Employee but continues to be eligible to participate in this Plan as a result of a change in his or her home office, the Optionee’s payroll deduction amount shall be reduced to 10 percent of Covered Compensation immediately upon his or her change in status. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Offering exceeds the maximum amount that can be applied to purchase shares on the Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Offering at the rate set forth in the Optionee’s then effective payroll deduction authorization.

(c) Terminating Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the current Offering and the Plan any time prior to the Subscription Deadline for the next Offering by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

7. Purchase of Shares. All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 9. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 9. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8. Option Price. The price at which Common Stock shall be purchased in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price on that date as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors; provided, however, that if an Offering Date or Purchase Date is a date on which the principal market in which the Common Stock trades is not open for trading, then the fair market value shall be the closing price or other reported value on the immediately preceding trading day.

9. Delivery and Custody of Shares. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed. By appropriate instructions to the Custodian following the death of an Optionee, the Optionee’s personal representative or other authorized person may (a) obtain transfer of all or part of the shares held by the Custodian for the Optionee’s account into the name of the person or persons entitled thereto under the Optionee’s will or the laws of descent and distribution, or (b) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the name of the person or persons entitled thereto under the Optionee’s will or the laws of descent and distribution, either with the firm then acting as Custodian or with another firm.

10. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

11. Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

12. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

13. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

14. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

15. Tax Withholding. In connection with purchases of shares under the Plan, the Company shall determine the amounts, if any, required to be withheld to satisfy any applicable tax withholding or other withholding obligations of Participating Subsidiaries under the laws of the jurisdictions in which Optionees perform services. The Participating Subsidiaries shall withhold such amounts from other amounts payable to the Optionee, including salary, subject to applicable law.

16. Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

17. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

18. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects.

19. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan. The Company will have no obligations on account of any such termination other than to pay to each Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

MENTOR GRAPHICS CORPORATION

Annual Meeting, June 11, 2014

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned’s behalf all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Mentor Graphics Corporation on June 11, 2014 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.	Election of directors:	☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Note: To withhold authority to vote for any individual, strike through the nominee’s name below.)

Keith L. Barnes, Sir Peter L. Bonfield, Gregory K. Hinckley, J. Daniel McCranie, Patrick B. McManus, Walden C. Rhines, David S. Schechter and Jeffrey M. Stafeil

2.  Shareholder advisory vote on executive compensation.

☐ FOR	☐	AGAINST	☐	ABSTAIN

3.  Shareholder proposal to amend the Company’s 1987 Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors.

☐ FOR	☐	AGAINST	☐	ABSTAIN

4.  Shareholder proposal to amend the Company’s 2010 Omnibus Incentive Plan to increase the number of shares reserved for issuance under the plan.

☐ FOR	☐	AGAINST	☐	ABSTAIN

5.  Shareholder proposal to amend the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the plans.

☐ FOR	☐	AGAINST	☐	ABSTAIN

6.  Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2015.

☐ FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF PROPOSAL NOS. 2, 3, 4, 5 AND 6. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Date:	, 2014	Shares:

Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.

YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE JUNE 11, 2014.